Exhibit 10.11

C O M M E R C I A L / I N D U S T R I A L    L E A S E    (N N N)

598 Gibraltar Drive

Milpitas, California

LANDLORD:

LBA REALTY FUND II - WBP II, LLC,

Delaware limited liability company

TENANT:

GIGAMON LLC,

a Delaware limited liability company

EXHIBITS:

Exhibit A	Premises Floor Plan
Exhibit B	Site Plan
Exhibit C	Work Letter Agreement (Landlord’s Work)
Exhibit D	Notice of Lease Term Dates
Exhibit E	Rules and Regulations
Exhibit F	Estoppel Certificate
Exhibit G	Environmental Questionnaire and Disclosure Statement

RIDERS:

Rider No. 1	Extension Option
Rider No. 2	Fair Market Rental Rate
Rider No. 3	Tenant’s Early Termination Right
Rider No. 4	Use of Landlord’s Personal Property at the Premises With Schedule A, List of Personal Property attached

(i)

THIS LEASE, entered into as of May 21, 2010 for reference purposes, is by and between LBA REALTY FUND II - WBP II, LLC, a Delaware limited liability company, hereinafter referred to as “Landlord”, and GIGAMON LLC, a Delaware limited liability company, hereinafter referred to as “Tenant”.

ARTICLE 1 - LEASE SUMMARY AND PROPERTY SPECIFIC PROVISIONS

1.1	Landlord’s Address:	LBA Realty Fund II - WBP II, LLC 2550 N. First Street, Suite 180 San Jose, CA 95131 Attn: Regional Manager Telephone: 408-435-1221 Facsimile: 408-435-7836

	With copies to:	LBA Realty 17901 Von Karman, Suite 950 Irvine, California 92614 Attn: SVP - Operations Telephone: (949) 833-0400 Facsimile: (949) 955-9350

LBA Realty 1 Embarcadero Center, Suite 710 San Francisco, CA 94111 Attn.: Regional Manager

	For payment of Rent:	LBA Realty Fund II - WBP II, LLC P.O. Box 51294 Los Angeles, CA 90051-5594

1.2	Tenant’s Address:
	(before Commencement Date)	736 South Hillview Drive Milpitas, CA, 95035 Attn: Aidan Cullen Telephone: (408) 263-2022 Ext: 253 Facsimile: (408) 263-2023

	(after Commencement Date)	At the Premises Attn: Aidan Cullen Telephone: (408) 263-2022 Ext: 253 Facsimile: (408) 263-2023

with a copy to:

Hopkins & Carley, A Law Corporation 70 S. First Street San Jose, CA 95113 Attn: Julie A. Frambach, Esq.

1.3 Building: The Building commonly known as 598 Gibraltar Drive, Milpitas, California. The Building, together with all other buildings, improvements and facilities, now or subsequently located upon the land (the “Site”) as shown on the Site Plan attached hereto as Exhibit B (as such area may be expanded or reduced from time to time) is referred to herein as the “Property”. Landlord and Tenant stipulate and agree that the Building contains 45,090 rentable square feet, for all purposes of this Lease.

1.4 Premises: The rentable space in the Building, as outlined on the Premises Floor Plan attached hereto as Exhibit A. Landlord and Tenant stipulate and agree that the Premises contains 45,090 rentable square feet, for all purposes of this Lease, and shall not be subject to re-measurement.

1.5 City: The City of Milpitas, County of Santa Clara, State of California.

1.6 Commencement Date: The “Commencement Date” shall mean June 15, 2010, or such earlier date when Landlord delivers possession of the Premises to Tenant. Tenant acknowledges that the Tenant Improvements as described in the Work Letter attached hereto as Exhibit C shall not be completed by the Commencement Date. Estimated Commencement Date: June 15, 2010.

1.7 Term: Seventy-two (72) months, plus any partial month at the beginning of the Term, commencing on the Commencement Date and ending on the last day of the seventy-second (72nd) full calendar month following the Commencement Date (“Expiration Date”). See Rider No. 1 and Rider No. 2 for Tenant’s option to extend the initial Term. See Rider No. 3 for Tenant’s right to terminate the initial Term early.

Monthly Base Rent:

Months or Period	Monthly Base Rent

*1 - 6	$-0-
7 - 12	$16,090.20
13 - 18	$17,431.05
19 - 24	$29,308.50
25 - 36	$33,817.50
37 - 48	$36,072.00
49 - 60	$38,326.50
61 - 72	$40,581.00

*	Including any partial month at the beginning of the Term. The foregoing schedule starts as of the Commencement Date of the Term of the Lease. The first six months of the Term Date shall be referred to as the “Rent Abatement Period.” If the Commencement Date occurs other than the first day of a calendar month, then the Rent Abatement Period shall be one hundred eighty (180) days from and including the Commencement Date. During the Rent Abatement Period, Tenant is not obligated to pay Monthly Base Rent except as hereinafter provided, but Tenant shall be required to pay Tenant’s Percentage of Operating Expenses and all other charges during the Rent Abatement Period and continuing through the reminder of the Term; provided, however, that Tenant’s Percentage is subject to the adjustment provided in Section 1.15 of this Summary. Notwithstanding anything to the contrary, Tenant will not be entitled to any abatement of Monthly Base Rent hereunder if Tenant is in default of this Lease at the time the applicable abatement of Monthly Base Rent is scheduled to occur until such default is cured and to the extent such default is cured after the time such abatement would have applied, Tenant will be entitled to reinstatement of the abatement of the Monthly Base Rent that it missed (to the extent Tenant actually paid Monthly Base Rent for the month in question). If Tenant is in default of this Lease during the Rent Abatement Period, then Monthly Base Rent during such time shall be due and payable at the monthly rate of $0.60 per square foot of rentable area in the Premises.

1.8 Security Deposit: $80,000.00.

1.9 Permitted Use: General office and administrative and electronic equipment assembly and equipment testing, subject to the provisions set forth in this Lease and as permitted by law.

1.10 Parking: Tenant’s Percentage (hereinafter defined) of available unreserved parking spaces, subject to the terms of Article 11 of the Standard Lease Provisions.

1.11 Brokers: Commercial Property Services CORFAC International representing Landlord, and Cresa Partners representing Tenant.

1.12 Interest Rate: The lesser of: (a) seven and one-half percent (7 1/2%) or (b) the maximum rate permitted by law in the State where the Property is located.

1.13 Insurance Amounts:

a. Commercial General Liability Insurance: General liability of not less than One Million Dollars ($1,000,000.00) per occurrence and Two Million Dollars ($2,000,000.00) in the aggregate.

b. Commercial Automobile Liability Insurance: Limit of liability of not less than One Million Dollars ($1,000,000.00) per accident.

c. Worker’s Compensation and Employers Liability Insurance: With limits as mandated pursuant to the laws in the State in which the Property is located, or One Million Dollars ($1,000,000.00) per person and accident, whichever is greater.

d. Umbrella Insurance: Limits of not less than Three Million Dollars ($3,000,000.00) per occurrence.

e. If Tenant’s business includes professional services, Professional Liability (also known as errors and omissions insurance): Not less than the minimum limits required by law for Tenant’s profession, and in any event, not less than One Million Dollars ($1,000,000.00) per occurrence.

f. If Tenant’s business includes the service or sale of alcoholic beverages: Employer’s liability, host liquor liability and liquor liability coverage with a combined single limit of not less than Two Million Dollars ($2,000,000.00) per occurrence.

1.14 Tenant Improvements: The improvements previously installed in the Premises, if any, and the tenant improvements to be installed in the Premises by Landlord or Tenant, if any, as described in the Work Letter attached hereto as Exhibit C (the “Work Letter”).

1.15 Tenant’s Percentage: For the first eighteen (18) months from and including the Commencement Date, Tenant’s Percentage shall be 59.5% (i.e., the ratio that 26,817 square feet bears to the total rentable square footage of the Premises). Thereafter, Tenant’s Percentage shall be 100%. If the Commencement Date is other than the first day of the calendar month, the period of time when Tenant’s Percentage is 59.5% shall be one year and one hundred eighty (180) days from and including the Commencement Date and thereafter Tenant’s Percentage shall be 100%.

1.16 Common Areas; Definitions; Tenant’s Rights. During the Term, Tenant shall have the non-exclusive right to use, in common with other tenants in the Property, and subject to the Rules and Regulations referred to in Article 9 of the Standard Lease Provisions, those portions of the Property (the “Common Areas”) not leased or designated for lease to tenants that are provided for use in common by Landlord, Tenant and any other tenants of the Property (or by the sublessees, agents, employees, customers invitees, guests or licensees of any such party), whether or not those areas are open to the general public. The Common Areas shall include, without limitation, all areas of the Building outside of the Premises and outside of any premises leased or designated for lease to tenants, the common entrances, lobbies, common restrooms, accessways, loading docks, ramps, drives and platforms and any passageways and serviceways thereto to the extent not exclusively serving another tenant or contained within another tenant’s premises, and the common pipes, conduits, wires and appurtenant equipment serving the Premises, the parking areas (subject to Article 11 of the Standard Lease Provisions), loading and unloading areas, trash areas, roadways, sidewalks, walkways, parkways, driveways and landscaped areas appurtenant to the Building, fixtures, systems, decor, facilities and landscaping contained, maintained or used in connection with those areas, and shall be deemed to include any city sidewalks adjacent to the Property, any pedestrian walkway system, park or other facilities located on the Site and open to the general public. If Tenant is leasing the entire Building, then all elements of the Building shall constitute part of the Premises and all references to Common Areas contained in this Lease shall mean and refer to those elements of the Property outside of the Building.

1.17 Operating Expenses.

a. Triple Net Lease. Except as otherwise provided herein, all Rent (as that term is defined under Section 5.2 of the Standard Lease Provisions) shall be absolutely net to Landlord so that this Lease shall yield net to Landlord the Rent to be paid each month during the Term of this Lease. Accordingly, and except as otherwise provided in this Lease, all costs, expenses and obligations of every kind or nature whatsoever relating to the Premises which may arise or become due during the Term of this Lease including, without limitation, all costs and expenses of maintenance and repairs, insurance and taxes, shall be paid by Tenant. Nothing herein contained shall be deemed to require Tenant to pay or discharge any liens or mortgages of any character whatsoever which may exist or hereafter be placed upon the Premises by an affirmative act or omission of Landlord.

b. Operating Expenses. In addition to the Monthly Base Rent, Tenant shall pay to Landlord Tenant’s Percentage of Operating Expenses (which includes all costs and expenses of operation and maintenance of the Common Areas and the Site), in the manner and at the times set forth in the following provisions of this Section 1.18. “Operating Expenses” shall consist of all costs and expenses of operation, maintenance and repair of the Building and Common Areas as determined by standard accounting practices and calculated assuming the Building is at least ninety-five percent (95%) occupied, together with all costs and expenses of operation and maintenance of the Common Areas and the Site as determined by standard accounting practices and calculated assuming the Property is at least ninety-five percent (95%) occupied. Operating Expenses include the following costs by way of illustration but not limitation: (i) any and all assessments imposed with respect to the Building, Common Areas, and/or Site pursuant to any covenants, conditions and restrictions affecting the Property; (ii) costs, levies or assessments resulting from statutes or regulations promulgated by any government authority in connection with the use or occupancy of the Site, Building or the Premises; (iii) all costs of utilities serving the Common Areas and any costs of utilities for the Premises which are not separately metered, (iv) all Taxes and Insurance Costs as defined in the Standard Lease Provisions, (v) waste disposal; (vi) security, if any; (vii) costs incurred in the management of the Site, Building and Common Areas, including, without limitation: (1) supplies, materials, equipment and tools, (2) wages, salaries, benefits, pension payments, fringe benefits, (and payroll taxes, insurance and similar governmental charges related thereto) of employees used in the operation and maintenance of the Site, Building and Common Areas, (3) the rental of personal property used by Landlord’s personnel in the maintenance, repair and operation of the Property, (4) accounting fees, legal fees and real estate consultant’s fees, and (5) a management/administrative fee equal to 3% of Monthly Base Rent, provided, however, that during the Rent Abatement Period, the management/administrative fee shall be calculated as if the Monthly Base Rent were $16,090.20 each month; (viii) repair and maintenance of other portions of the Building other than such portions as are maintained by Tenant, including the elevators (if any), restrooms (if any), structural and non-structural portions of the Building, and the plumbing, heating, ventilating, air-conditioning and electrical systems installed or furnished by Landlord and not maintained by Tenant pursuant to Section 8.2 of the Standard Provisions; (ix) maintenance, costs and upkeep of all parking and Common Areas; (x) amortization on a straight-line basis over the useful life of the capital improvement related work based on generally accepted accounting principles, together with interest at the Interest Rate (as defined in Section 1.12 of the Lease Summary) on the unamortized balance of all costs of a capital nature (including, without limitation, capital improvements, capital replacements, capital repairs, capital equipment and capital tools): (1) reasonably intended to produce a reduction in operating charges or energy consumption; or (2) required after the date of this Lease under any Law that was not applicable to the Building at the time it was originally constructed; or (3) for repair or replacement of any equipment or improvements needed to operate and/or maintain the Building, the Common Areas and/or the Site at the same quality levels as prior to the repair or replacement; (xi) costs and expenses of gardening and landscaping; (xii) maintenance of signs (other than signs of tenants of the Site); (xiii) personal property taxes levied on or attributable to personal property used in connection with the Building, the Common Areas and/or the Site; and (xiv) costs and expenses of repairs, resurfacing, repairing, maintenance, painting, lighting and similar items, including appropriate reserves for anticipated Operating Expenses for the next ensuring twelve month period.

As of the date of this Lease, Landlord represents that Operating Expenses for the calendar year 2010 the monthly Operating Expenses is estimated to be $0.23 per rentable square foot per month in the Premises, subject to adjustment and annual reconciliation of Operating Expenses as provided in this Lease. Notwithstanding any provision to the contrary set forth in this Lease, the monthly per square foot charge for Controllable Expenses (as defined below) includible in Operating Expenses in any calendar year shall not be increased by more than two cents ($0.02) per square foot space in the Premises for each calendar year over the Controllable Expenses for the preceding calendar year on a non-cumulative basis, except to the extent any additional increase is caused by Tenant or any Tenant Parties. By way of example only, if Controllable Expenses during the first calendar year are $0.11 per square foot per month, then Controllable Expenses for the following calendar year shall not exceed $0.13 per square foot per month. For purposes of this Lease, the term “Controllable Expenses” shall mean Operating Expenses for which the increase in the cost of service is within Landlord’s control and specifically does not include, without limitation, Taxes and Insurance Costs.

To the extent Expenses are incurred by Landlord to make any alterations or improvements to the Building or Property necessary for any voluntary certification as “green” or sustainable, or other similar certifications for which Landlord receives a Tax credit for the Property, then any such Tax credit received by Landlord that is applicable during the Term of this Lease shall be applied towards Taxes.

c. Exclusions from Operating Expenses. Notwithstanding anything to the contrary contained elsewhere in this Section 1.18, the following items shall be excluded from Operating Expenses: (i) Costs of decorating, redecorating, or special cleaning or other services provided to certain tenants and not provided on a regular basis to all tenants of the Building; (ii) Any charge for depreciation of the Building or equipment and any interest or other financing charge; (iii) All costs relating to activities for the marketing, solicitation, negotiation and execution of leases of space in the Building, including without limitation, costs of tenant improvements; (iv) All costs for which Tenant or any other tenant in the Building is being charged other than pursuant to the operating expense clauses of leases for the Building; (v) The cost of correcting defects in the construction of the Building or in the building equipment, except that conditions (not occasioned by construction defects) resulting from ordinary wear and tear will not be deemed defects for the purpose of this category; (vi) To the extent Landlord is reimbursed by third parties, the cost of repair made by Landlord because of the total or partial destruction of the Building or the condemnation of a portion of the Building; (vii) The cost of any items for which Landlord is reimbursed by insurance or otherwise compensated by parties other than tenants of the Building pursuant to clauses similar to this paragraph; (viii) Any operating expense representing an amount paid to a related corporation, entity, or person which is in excess of the amount which would be paid in the absence of such relationship; (ix) The cost of any work or service performed for or facilities furnished to any tenant of the Building to a greater extent or in a manner more favorable to such tenant than that performed for or furnished to Tenant; (x) The cost of alterations of space in the Building leased to other tenants; (xi) Ground rent or similar payments to a ground lessor; (xii) Legal fees and related expenses incurred by Landlord (together with any damages awarded against Landlord) due to the gross negligence or willful misconduct of Landlord; (xiii) Costs arising from the presence of any Hazardous Materials within, upon or beneath the Property by reason of Landlord’s introduction thereof to the Property in violation of Environmental Law applicable as of the date of such introduction; (xiv) Salaries and compensation of ownership and management personnel to the extent that such persons provide services to properties other than the Building; (xv) Costs of selling or refinancing Landlord’s interest in the Building; (xvi) Insurance deductibles in excess of commercially reasonable amounts maintained by other institutional owners of comparable property in the vicinity of the Property, provided, however, that for purposes hereof the following amounts shall be deemed commercially reasonable: (i) earthquake insurance deductibles up to five percent (5%) of the total insurable value of the Property per occurrence, which shall be amortized by Landlord on a straight line basis over the useful life of the improvements being replaced with such annual amortized portion included in Operating Expenses each year, (ii) any other insurance deductibles up to $50,000.00 per occurrence; and (xvii) Costs and expenses which would be capitalized under generally accepted accounting principles, except as specifically set forth in this Lease.

d. Estimate Statement and Payment of Tenant’s Percentage of Operating Expenses. By the first day of April (or as soon as practicable thereafter) of each calendar year during the Term, Landlord shall endeavor to deliver to Tenant a statement (“Estimate Statement”) estimating the Tenant’s Percentage of Operating Expenses for the current calendar year. If at any time during the Term, but not more often than quarterly, Landlord reasonably determines that the estimated amount of Tenant’s Percentage of Operating Expenses payable by Tenant for the current calendar year will be greater or less than the amount set forth in the then current Estimate Statement, Landlord may issue a revised Estimate Statement and Tenant agrees to pay Landlord, within thirty (30) days of receipt of the revised Estimate Statement, the difference between the amount owed by Tenant under such revised Estimate Statement and the amount owed by Tenant under the original Estimate Statement for the portion of the then current calendar year which has expired. Thereafter Tenant agrees to pay Tenant’s Percentage of Operating Expenses based on such revised Estimate Statement until Tenant receives the next calendar year’s Estimate Statement or a new revised Estimate Statement for the current calendar year. Tenant’s Percentage of Operating Expenses shown on the Estimate Statement (or revised Estimate Statement, as applicable) shall be divided into twelve (12) equal monthly installments, and Tenant shall pay to Landlord, concurrently with the regular monthly Rent payment next due following the receipt of the Estimate Statement (or revised Estimate Statement, as applicable), an amount equal to one (1) monthly installment of such Tenant’s Percentage of Operating Expenses multiplied by the number of months from January in the calendar year in which such statement is submitted to the month of such payment, both months inclusive (less any amounts previously paid by Tenant with respect to any previously delivered Estimate Statement or revised Estimate Statement for such calendar year). Subsequent installments shall be paid concurrently with the regular monthly Rent payments for the balance of the calendar year and shall continue until the next calendar year’s Estimate Statement (or current calendar year’s revised Estimate Statement) is received.

e. Actual Statement. By the first day of June (or as soon as practicable thereafter) of each subsequent calendar year during the Term, Landlord shall deliver to Tenant a statement (“Actual Statement”) which states the Tenant’s Percentage of actual Operating Expenses payable by Tenant for the immediately preceding calendar year. If the Actual Statement reveals that the Tenant’s Percentage of actual Operating Expenses was more than the Tenant’s Percentage of estimated Operating Expenses paid by Tenant with respect to the preceding calendar year, Tenant agrees to pay Landlord the difference in a lump sum within thirty (30) days of receipt of the Actual Statement. Such obligation will be a continuing one which will survive the expiration or earlier termination of this Lease. If the Actual Statement reveals that the Tenant’s Percentage of actual Operating Expenses was less than the Operating Expenses paid by Tenant with respect to the preceding calendar year, Landlord will credit any overpayment toward the next monthly installment(s) of Rent due from Tenant. Prior to the expiration or sooner termination of the Term and Landlord’s acceptance of Tenant’s surrender of the Premises, Landlord will have the right to reasonably estimate the Tenant’s Percentage of actual Operating Expenses for the then current calendar year and to collect from or reimburse to Tenant prior to Tenant’s surrender of the Premises, any difference of such Tenant’s Percentage of actual Operating Expenses compared to the Tenant’s Percentage of estimated Operating Expenses paid by Tenant in such calendar year.

f. No Release. Any delay or failure by Landlord in delivering any Estimate Statement or Actual Statement pursuant to this Section 1.18 shall not constitute a waiver of its right to receive Tenant’s payment of Tenant’s Percentage of Operating Expenses, nor shall it relieve Tenant of its obligations to pay Operating Expenses pursuant to this Section 1.18, except that Tenant shall not be obligated to make any payments based on such Estimate or Actual Statement until thirty (30) days after receipt of such statement.

g. Tenant’s Audit Rights. Within sixty (60) days after receiving Landlord’s Actual Statement, Tenant may, upon advance written notice to Landlord and during reasonable business hours, cause a review of Landlord’s books and records with respect to the preceding calendar year only to determine the accuracy of Landlord’s Actual Statement. Landlord shall make all pertinent records available for inspection that are reasonably requested by Tenant to conduct its review. If any records are maintained at a location other than the office of the Building, Tenant may either inspect the records at such other location or pay for the reasonable cost of copying and shipping the records. If Tenant retains an agent, at Tenant’s sole cost and expense, to review Landlord’s records, the agent shall be an independent accountant of national standing which is reasonably acceptable to Landlord, is not compensated on a contingency basis and is also subject to a confidentiality agreement. Within sixty (60) days after the records are made available to Tenant, Tenant shall have the right to give Landlord written notice (an “Objection Notice”) stating in reasonable detail any objection to the Actual Statement of Operating Expenses for that year. If Tenant provides Landlord with a timely Objection Notice, Landlord and Tenant shall work together in good faith to resolve any issues raised in Tenant’s Objection Notice. If Tenant fails to provide Landlord with a timely Objection Notice, Landlord’s Actual Statement shall be deemed final and binding, and Tenant shall have no further right to review or object to such statement. If Landlord and Tenant determine that Operating Expenses for the calendar year are less than reported, Landlord shall provide Tenant with a credit against the next installment of Rent in the amount of the overpayment by Tenant. Likewise, if Landlord and Tenant determine that Operating Expenses for the calendar year are greater than reported, Tenant shall pay Landlord the amount of any underpayment within thirty (30) days after such determination. The records obtained by Tenant shall be treated as confidential. In no event shall Tenant be permitted to review Landlord’s records or to dispute any statement of Operating Expenses unless Tenant has paid and continues to pay all Rent when due. If Landlord and Tenant are unable to resolve any discrepancy within thirty (30) days after Landlord receives the Objection Notice, either party may upon written notice to the other within ten (10) days after the expiration of said thirty day period have the matter decided by an inspection by an independent certified public accounting firm reasonably approved by Tenant and Landlord (the “CPA Firm”). If the inspection by the CPA Firm shows that the actual amount of Operating Expenses payable by Tenant is greater than the amount previously paid by Tenant for such accounting period, Tenant shall pay Landlord the difference within thirty (30) days. If the inspection by the CPA Firm shows that the actual amount is less than the amount paid by Tenant, then the difference shall be applied in payment of the next estimated monthly installments of Additional Rent by Tenant, or funded to Tenant. Tenant shall pay for the cost of the inspection by the CPA Firm, unless such inspection shows that Landlord overstated Operating Expenses by more than five percent (5%), in which case Landlord shall pay for the cost of the inspection by the CPA Firm.

1.18 Utilities and Services.

a. Utilities and Services. As used in this Lease, “Premises Utilities Costs” shall mean all actual charges for utilities for the Premises of any kind, including but not limited to water, sewer and electricity, telecommunications and cable service, and the costs of heating, ventilating and air conditioning and other utilities as well as related fees, assessments and surcharges. Tenant shall contract directly for all utilities services for the Premises and shall pay all Premises Utilities Costs directly to the various utility service providers providing such utility services to the Premises. Should Landlord elect to supply any or all of such utilities, Tenant agrees to purchase and pay for the same as Additional Rent. Tenant shall reimburse Landlord within thirty (30) days of billing for fixture charges and/or water tariffs, if applicable, which are charged to Landlord by local utility companies. Landlord will notify Tenant of this charge as soon as it becomes known. This charge will increase or decrease with current charges being levied against Landlord, the Premises or the Building by the local utility company, and will be due as Additional Rent. In no event shall Landlord be liable for any interruption or failure in the supply of any such utility or other services to Tenant. In no event shall any Rent owed Landlord under this Lease be abated by reason of the failure to furnish, delay in furnishing, unavailability or diminution in quality or quantity of any such utility or other services or interference with Tenant’s business operations as a result of any such occurrence; nor shall any such occurrence constitute an actual or constructive eviction of Tenant or a breach of an implied warranty by Landlord

b. Maintenance/Janitorial/Service Contracts. Tenant shall, at its sole cost and expense, repair and maintain, and enter into a regularly scheduled preventive maintenance/service contract with a maintenance contractor to service, all hot water, heating and air conditioning systems and equipment (“HVAC”) within the Premises, or which serve the Premises exclusively, including, without limitation, any rooftop package HVAC units, distribution lines and internal venting systems. All cleaning and janitorial services, including regular removal of trash and debris, for the Premises shall be performed and obtained, at Tenant’s sole cost and expense, exclusively by or through Tenant or Tenant’s janitorial contractors. The maintenance contractor and janitorial contractor and the contracts for same must be approved in writing by Landlord in advance, which approval shall not be unreasonably withheld. All maintenance/service contracts shall include all services recommended by the equipment manufacturer within the operation/maintenance manual and shall become effective (and a copy thereof delivered to Landlord) within thirty (30) days following the date Tenant takes possession of the Premises. In the event Tenant does not obtain and maintain any such maintenance/service contracts, then, upon thirty (30) days prior written notice to Tenant, Landlord shall have the right to procure and maintain any or all of such service contracts, and if Landlord so elects, Tenant shall reimburse Landlord, as Additional Rent, upon demand, for the cost therefor.

c. Tenant’s Obligations. Tenant shall cooperate fully at all times with Landlord, and abide by all reasonable regulations and requirements which Landlord may prescribe for the proper functioning and protection of the Building’s services and systems. Tenant shall not connect any conduit, pipe, apparatus or other device to the Building’s water, waste or other supply lines or systems for any purpose without Landlord’s consent, which consent shall not be unreasonably withheld. Neither Tenant nor its employees, agents, contractors, licensees or invitees shall at any time enter, adjust, tamper with, touch or otherwise in any manner affect the mechanical installations or facilities of the Building.

d. Landlord’s Obligations. In addition to any repair obligations of Landlord set forth elsewhere in this Lease, Landlord, at Landlord’s cost, shall repair, maintain and replace as necessary, the foundation and structural elements of the Building (including structural load bearing walls and roof (structure and membrane), and utility meters, electrical lines, pipes and conduits serving the Building and the Premises; provided, however, to the extent such maintenance, repairs or replacements are required as a result of any act, neglect, fault or omission of Tenant or any of Tenant’s Parties, Tenant shall pay to Landlord, as Additional Rent, the costs of such maintenance, repairs and replacements. Notwithstanding anything to the contrary contained in this Lease, in the event that Tenant is prevented from using, and does not use, the Premises or any material portion thereof, for five (5) consecutive business days (the “Eligibility Period”) as a result of any repair, maintenance or alteration performed by Landlord to the Premises after the Commencement Date and required by the Lease and not required to be done due to the negligence, act or omission of Tenant or any of Tenant Parties, which substantially interferes with Tenant’s use of the Premises, then Tenant’s Rent shall be abated or reduced, as the case may be, after expiration of the Eligibility Period for such time that Tenant continues to be so prevented from using, and does not use, the Premises or a material portion thereof, in the proportion that the rentable area of the portion of the Premises that Tenant is prevented from using, and does not use, bears to the total rentable area of the Premises. The provisions of this paragraph regarding the abatement of Rent shall not be applicable for any work being performed by Landlord in connection with a casualty or condemnation for which the provisions of Articles 17 and 18 shall apply.

1.19 Additional Hazardous Materials Requirements. In addition to Tenant’s obligations under Article 10 of the Standard Provisions, Tenant shall comply with the following provisions with respect to Hazardous Materials (as that term is defined in Article 10):

a. Environmental Questionnaire; Disclosure. Prior to the execution of this Lease, Tenant shall complete, execute and deliver to Landlord an Environmental Questionnaire and Disclosure Statement (the “Environmental Questionnaire”) in the form of Exhibit G, and Tenant shall certify to Landlord all information contained in the Environmental Questionnaire as true and correct to the best of Tenant’s knowledge and belief. The completed Environmental Questionnaire shall be deemed incorporated into this Lease for all purposes, and Landlord shall be entitled to rely fully on the information contained therein. On each anniversary of the Commencement Date (each such date is hereinafter referred to as a “Disclosure Date”), until and including the first Disclosure Date occurring after the expiration or sooner termination of this Lease, Tenant shall disclose to Landlord in writing the names and amounts of all Hazardous Materials, or any combination thereof, that were stored, generated, used or disposed of on, under or about the Premises for the twelve (12) month period prior to each Disclosure Date, and that Tenant intends to store, generate, use or dispose of on, under or about the Premises through the next Disclosure Date. At Landlord’s request, Tenant’s disclosure obligations under this Section 1.20 shall include a requirement that Tenant update, execute and deliver to Landlord the Environmental Questionnaire, as the same may be reasonably modified by Landlord from time to time; provided, however, Tenant shall not be required to update the Environmental Questionnaire more than once per year unless an environmental event of default has occurred or Tenant has materially changed its business. In addition to the foregoing, Tenant shall promptly notify Landlord of, and shall promptly provide Landlord with true, correct, complete and legible copies of, all of the following environmental items relating to the Premises: reports filed pursuant to any self reporting requirements; reports filed pursuant to any Environmental Laws or this Lease; all permit applications, permits, monitoring reports, workplace exposure and community exposure warnings or notices, and all other reports, disclosures, plans or documents (even those that may be characterized as confidential) relating to water discharges, air pollution, waste generation or disposal, underground storage tanks or Hazardous Materials; all orders, reports, notices, listings and correspondence (even those that may be considered confidential) of or concerning the release, investigation, compliance, clean up, remedial and corrective actions, and abatement of Hazardous Materials whether or not required by Environmental Laws; and all complaints, pleadings and other legal documents filed against Tenant related to Tenant’s use, handling, storage or disposal of Hazardous Materials.

b. Inspection; Compliance. Landlord and Landlord Parties (as that term is defined in Article 10) shall have the right, but not the obligation, to inspect, investigate, sample and/or monitor the Premises, including any air, soil, water, groundwater or other sampling, and any other testing, digging, drilling or analyses, at any time to determine whether Tenant is complying with the terms of this Section 1.20 and Article 10, and in connection therewith, Tenant shall provide Landlord with access to all relevant facilities, records and personnel. Landlord or Landlord Parties shall provide Tenant at least five (5) days prior written notice before performing such testing, except in an emergency. If Tenant is not in compliance with any of the provisions of this Section 1.20 and Article 10, or in the event of a release of any Hazardous Materials on, under, from or about the Premises, Landlord and Landlord Parties shall have the right, but not the obligation, without limitation on any of Landlord’s other rights and remedies under this Lease, to immediately enter upon the Premises and to discharge Tenant’s obligations under this Section 1.20 and Article 10 at Tenant’s expense, including without limitation the taking of emergency or long term remedial action. Landlord and Landlord Parties shall use reasonable efforts to minimize interference with

Tenant’s business but shall not be liable for any such interference. In addition, Landlord, at Tenant’s sole cost and expense, shall have the right, but not the obligation, to join and participate in any legal proceedings or actions initiated in connection with any claims or causes of action arising out of the storage, generation, use or disposal by Tenant or Tenant’s Parties of Hazardous Materials on, under, from or about the Premises. All sums reasonably disbursed, deposited or incurred by Landlord in connection herewith, including, but not limited to, all costs, expenses and actual attorneys’ fees, shall be due and payable by Tenant to Landlord, as an item of Additional Rent, on demand by Landlord, together with interest thereon at the Interest Rate from the date of such demand until paid by Tenant. Landlord agrees that if any testing proves that the Tenant or Tenant’s Parties have no responsibility for the presence of said Hazardous Materials, Tenant shall not be liable for any costs or expenses in connection with such inspection, testing and monitoring.

c. Tenant Obligations. If the presence of any Hazardous Materials on, under or about the Premises caused or permitted by Tenant or Tenant’s Parties results in (i) injury to any person, (ii) injury to or contamination of the Premises, or (iii) injury to or contamination of any real or personal property wherever situated, Tenant, at its sole cost and expense, shall promptly take all actions necessary to return the Premises to the condition existing prior to the introduction of such Hazardous Materials to the Premises and to remedy or repair any such injury or contamination. Without limiting any other rights or remedies of Landlord under this Lease, Tenant shall pay the cost of any cleanup work performed on, under or about the Premises as required by this Lease or any Environmental Laws in connection with the removal, disposal, neutralization or other treatment of such Hazardous Materials caused or permitted by Tenant or Tenant’s Parties. If Landlord has reason to believe that Tenant or Tenant’s Parties may have caused or permitted the release of any Hazardous Materials on, under, from or about the Premises, then Landlord may require Tenant, at Tenant’s sole cost and expense, to conduct monitoring activities on or about the Premises satisfactory to Landlord, in its good faith judgment, concerning such release of Hazardous Materials on, under, from or about the Premises. Notwithstanding anything to the contrary contained in the foregoing, Tenant shall not, without Landlord’s prior written consent, which consent shall not be unreasonably withheld, take any remedial action in response to the presence of any Hazardous Materials on, under or about the Premises, or enter into any settlement agreement, consent decree or other compromise with any governmental agency with respect to any Hazardous Materials claims; provided, however, Landlord’s prior written consent shall not be necessary in the event that the presence of Hazardous Materials on, under or about the Premises (i) poses an immediate threat to the health, safety or welfare of any individual, or (ii) is of such a nature that an immediate remedial response is necessary and it is not possible to obtain Landlord’s consent before taking such action. Tenant’s failure to timely comply with this Section 1.20 shall constitute an event of default under this Lease.

d. Tenant’s Responsibility at Conclusion of Lease. Promptly upon the expiration or sooner termination of this Lease, Tenant shall represent to Landlord in writing that (i) Tenant has made a diligent effort to determine whether any Hazardous Materials are on, under or about the Premises, as a result of any acts or omissions of Tenant or Tenant’s Parties and (ii) no such Hazardous Materials exist on, under or about the Premises, other than as specifically identified to Landlord by Tenant in writing. If Tenant discloses the existence of Hazardous Materials on, under or about the Premises or if Landlord at any time discovers that Tenant or Tenant’s Parties caused or permitted the release of any Hazardous Materials on, under, from or about the Premises, Tenant shall, at Landlord’s request, immediately prepare and submit to Landlord within thirty (30) days after such request a comprehensive plan, subject to Landlord’s approval, specifying the actions to be taken by Tenant to return the Premises to the condition existing prior to the introduction of such Hazardous Materials. Upon Landlord’s approval of such cleanup plan, Tenant shall, at Tenant’s sole cost and expense, without limitation on any rights and remedies of Landlord under this Lease or at law or in equity, immediately implement such plan and proceed to clean up such Hazardous Materials in accordance with all Environmental Laws and as required by such plan and this Lease.

e. Landlord’s Representation. As of the date hereof, Landlord has not received written notice from any governmental agencies that the Building is in violation of any applicable Environmental Laws. Further, to Landlord’s actual knowledge, there are no Hazardous Materials in violation of any applicable Environmental Laws at the Building other than small quantities of Hazardous Materials (such as aerosol cans containing insecticides, toner for copiers, paints, paint remover and the like) to the extent customary and necessary for the use of the Premises. For purposes of this Section, “Landlord’s actual knowledge” shall be deemed to mean and limited to the current actual knowledge of Eric Dameron-Drew, Regional Director of Operations, at the time of execution of this Lease, and not any implied, imputed or constructive knowledge of said individual or of Landlord or any parties related to or comprising Landlord and without any independent investigation or inquiry having been made or any implied duty to investigate or make any inquires. It is understood and agreed that such individual shall have no personal liability in any manner whatsoever hereunder or otherwise related to the transactions contemplated hereby. Notwithstanding anything contained herein, neither Tenant or any of Tenant’s Parties (as defined in Article 10 of the Lease) shall be liable or responsible for any pre-existing Hazardous Materials in, on, under or about the Premises, the Building, the Property or any adjacent property, prior to the Commencement Date, or any migration of Hazardous Materials in, on, under or about the Premises, the Building, the Project or any adjacent property, at any time, unless caused or exacerbated by Tenant or any of Tenant’s Parties.

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STANDARD LEASE PROVISIONS

ARTICLE 2 - LEASE

2.1 Lease Elements; Definitions; Exhibits. The Lease is comprised of the Lease Summary and Property Specific Provisions (the “Summary”), these Standard Lease Provisions (“Standard Provisions”) and all exhibits, and riders attached hereto (collectively, “Exhibits”), all of which are incorporated together as part of one and the same instrument. All references in any such documents and instruments to “Lease” means the Summary, these Standard Provisions and all Exhibits attached hereto. All terms used in this Lease shall have the meanings ascribed to such terms in the Summary, these Standard Provisions and any Exhibits. To the extent of any inconsistency between the terms and conditions of the Summary, these Standard Provisions, or any Exhibits attached hereto, the Summary and any Exhibits attached hereto shall control over these Standard Provisions.

ARTICLE 3 - PREMISES

3.1 Lease of Premises. Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, the Premises, upon and subject to, the terms, covenants and conditions of this Lease. Each party covenants and agrees, as a material part of the consideration for this Lease, to keep and perform their respective obligations under this Lease.

3.2 Landlord’s Reserved Rights. Landlord reserves the right from time to time to do any of the following: (a) expand the Building and construct or alter other buildings or improvements on the Property as long as Tenant’s parking ratio is not substantially and adversely impacted; (b) make any changes, additions, improvements, maintenance, repairs or replacements in or to the Property, Common Areas and/or the Building (including the Premises if required to do so by any applicable Laws or to the extent necessary in conjunction with any improvements to the Property, Common Areas and/or the Building, provided that Tenant’s use of the Premises is not materially and adversely affected), and the fixtures and equipment thereof, including, without limitation: (i) maintenance, replacement and relocation of pipes, ducts, conduits, wires and meters and equipment above the ceiling surfaces, below the floor surfaces and within the walls of the Building and the Premises; and (ii) changes in the location, size, shape and number of driveways, entrances, stairways, elevators, loading and unloading areas, ingress, egress, direction of traffic, landscaped areas and walkways, easements, parking spaces and parking areas as long as Tenant’s parking ratio is not substantially and adversely impacted; (c) close temporarily any of the Property while engaged in making repairs, improvements or alterations to the Property; and (d) perform such other acts and make such other changes with respect to the Property, as Landlord may, in the exercise of good faith business judgment, deem to be appropriate. If Landlord is required to reconfigure the Premises as a result of Landlord’s exercise of its rights under this Section 3.2, Landlord shall provide Tenant with reasonable advance written notice of the construction schedule to the extent that the Premises are affected, and Landlord shall use reasonable efforts to minimize, as reasonably practicable, the interference with Tenant’s business as a result of any such construction.

3.3 Antenna License. Landlord hereby grants to Tenant a non-exclusive license to install, maintain, operate and repair on the roof of the Building in areas approved by Landlord, which approval shall not be unreasonably withheld, certain GPS antennae equipment, reasonably approved by Landlord (such antennae equipment together with all related cabling, wiring, equipment and hardware shall be referred to herein as the “Antennae”) solely for use in conducting its business at the Premises, but subject to the terms and conditions of this Lease. Any change to the Antennae or location of the Antenna during the Lease Term shall be subject to the reasonable approval of Landlord. The license granted herein is personal to Tenant, and may not be transferred to any party, except to a Permitted Transferee (hereinafter defined) under the Lease

a. This license shall be coterminous with the Term of this Lease of the Premises. If this Lease is terminated for any reason, this license shall automatically terminate as of the effective date of the termination of this Lease. If Tenant defaults with respect to any term or condition set forth in Section 3.3 or any subsection thereof after notice thereof and the expiration of any applicable cure period provided in Section 22.1 of this Lease, Landlord shall have the right, in its sole and absolute discretion, to exercise any right or remedy available at law, in equity or under the Lease, including, without limitation, the right and remedy to elect to terminate this license.

b. Tenant hereby assumes any and all costs, expenses, liabilities and risks associated with the installation, use, maintenance, repair and removal of the Antennae, and the restoration of the Building upon removal of the Antennae therefrom, and any other costs and expenses related thereto. Tenant agrees: (a) to use the roofing contractor specified by Landlord for installation of the Antennae unless an alternative contractor is approved by Landlord in its reasonable discretion so as to not impair or jeopardize any roof warranty, and (b) to obtain approval of Tenant’s installation plans from Landlord prior to installation. Tenant acknowledges that: (i) Landlord retains the right to use the roof of the Building for any purpose whatsoever (except that Landlord will not unreasonably interfere with Tenant’s use of the Antennae), including but not limited to the right to use the roof of the Building for the installation and maintenance of other communication facilities, and (ii) the signal which is to be received and/or sent by the Antennae may be lost or impaired as a result of on-going or future construction of nearby projects, buildings, parking facilities or related structures within or about the Property or the commercial development of which the Property is a part. Tenant hereby assumes any and all risks associated with any loss or impairment of the signal, or any other related cost or inconvenience resulting therefrom. Tenant agrees to protect, defend, indemnify and hold Landlord free and harmless from and against any and all claim made by or obligation owed to any party that may claim any right or recovery as to the maintenance or use of the Antennae or the receipt or delivery of any signal therefrom. The indemnity obligations under this Section will survive the termination or expiration of this Lease.

c. Maintenance and Repair. At its expense, Tenant agrees to maintain the Antennae in a clean, neat and sightly condition. Additionally, Tenant agrees, upon removal of the Antennae, to repair and restore the roof and any other affected portions of the Building to their original condition as existed prior to the installation of the Antennae, including, but not limited to, the removal of any and all cables, wiring, hardware and equipment and the repair and restoration of any damage caused thereby. Landlord, in its sole discretion, will have the right, upon the termination of this license or Lease to require that all cables and wiring installed by Tenant in and through the Building in connection with the installation and use of the Antennae (which cables and wiring shall be shielded to prevent interference with other tenants’ cables) be left in place and abandoned to the benefit of Landlord and at no cost to Landlord.

d. Tenant’s insurance to be maintained pursuant to this Lease shall include coverage for Tenant’s property rights and potential liabilities arising out of this license.

e. Tenant shall be responsible to pay directly to any utility company or service provided for all utility hook-up charges necessary for the installation of the Antennae, if any, and shall pay for the maintenance and service of said utilities.

f. Governmental Approvals. Tenant: (a) acknowledges that its right to install, operate, maintain and repair the Antennae shall be subject to its receipt and obtaining of all necessary, appropriate and applicable governmental laws, rules and regulations (collectively, the “Governmental Approvals”), (b) agrees to obtain, at its own costs and expense, all Governmental Approvals and permits required for the installation and operation of the Antennae, (c) agrees to submit evidence of the receipt of all such necessary Governmental Approvals and permits to Landlord prior to the installation of the Antennae (including, without limitation, evidence that the Antennae and the location thereof on the Building and all appurtenances thereto comply with all local zoning and building codes), and (d) agrees to maintain all Governmental Approvals and permits in effect throughout the term of this License.

g. Upon the earlier termination of this license or this Lease for any reason whatsoever including, but not limited to, the imposition of any governmental law or regulation which may require removal, Tenant agrees to immediately remove the Antennae, cables, wiring (unless Landlord elects otherwise, as provided herein), equipment and hardware and all other improvements associated therewith at Tenant’s own cost and expense, and Tenant agrees to repair any damage to the Building or the Property occasioned by the installation or removal thereof. If Tenant fails to perform its obligations pursuant to this Section, then Landlord may, at its option, perform such obligations and, upon demand, Tenant agrees to reimburse Landlord for the costs and expenses incurred by Landlord in performing such obligations of Tenant, with interest at the Interest Rate.

h. Tenant agrees that if Landlord makes or plans on making any repairs or maintenance to the Building, or any alterations, modifications, additions or improvements to the Building, including any such work to the electrical, mechanical or other operating systems within the Building, that will require an adjustment or modification to the Antennae in order to perform such work, Tenant at its sole cost shall make any concomitant adjustments or modifications to the Antennae and its related facilities, as such adjustments and modifications are determined to be necessary by any architect, engineer or other contractor engaged by Landlord in connection therewith, or, at Tenant’s option, the Antennae may be removed by Tenant.

i. Tenant agrees and understands that the review of all plans by Landlord is solely to protect the interests of Landlord in the Building, and Landlord shall not be the guarantor of, nor responsible for, the correctness, completeness or accuracy of any such plans or compliance of such plans with applicable laws. Landlord’s approval of any plans, work or any matter under this section shall not: (i) constitute an opinion or agreement by Landlord that such plans are in compliance with all applicable laws, (ii) impose any present or future liability on Landlord; (iii) constitute a waiver of Landlord’s rights hereunder; (iv) impose on Landlord any responsibility for a design and/or construction defect or fault in the connection, use or operation of the Equipment or other facilities, (v) constitute a representation or warranty regarding the accuracy, completeness or correctness thereof of any plans, or that such plans or any work are in accordance with industry standards or will allow the use of the Antennae to be operational or functional upon completion. Landlord shall have no responsibility for any deficiencies in the drawings or any failure thereof to reflect actual conditions (concealed or apparent) at the Building, including without limitation any failure of the drawings to reflect existing equipment, walls, or other facilities; in such case, Landlord may stop the installation work and require that Tenant revise the drawings.

ARTICLE 4 - TERM AND POSSESSION

4.1 Term; Notice of Lease Dates. The Term shall be for the period designated in the Summary commencing on the Commencement Date and ending on the Expiration Date, unless the Term is sooner terminated or extended as provided in this Lease. If the Commencement Date falls on any day other than the first day of a calendar month then the Term will be measured from the first day of the month following the month in which the Commencement Date occurs. Within ten (10) business days after Landlord’s written request, Tenant shall execute a written confirmation of the Commencement Date and Expiration Date of the Term in the form of the Notice of Lease Term Dates attached hereto as Exhibit D. The Notice of Lease Term Dates shall be binding upon Tenant unless Tenant reasonably objects thereto in writing within such ten (10) business day period.

4.2 Possession. Landlord shall deliver possession of the Premises to Tenant by the Commencement Date, and subject to the provisions of this Section 4.2 and Section 4.3 below. Tenant agrees that if Landlord is unable to deliver possession of the Premises to Tenant on or prior to the Estimated Commencement Date, the Lease will not be void or voidable, nor will Landlord be liable to Tenant for any loss or damage resulting therefrom, except Tenant shall not be liable for Rent until such time as Landlord delivers possession of the Premises and except for Tenant’s right to terminate if Landlord fails to deliver possession by July 31, 2010 as hereinafter provided. If Landlord does not deliver possession of the Premises to Tenant by July 31, 2010, other than due to the failure of

Tenant to pay the Security Deposit, the first installment of rent or failure to provide Landlord with Tenant’s insurance certificates as required under this Lease, then Tenant as its sole and exclusive remedy, shall have the right to terminate this Lease upon written notice to Landlord prior to the date Landlord offers to deliver possession of the Premises to Tenant. In such event, Landlord shall promptly return to Tenant all prepaid rent and the Security Deposit previously delivered by Tenant to Landlord. Notwithstanding the foregoing, Landlord will not be obligated to deliver possession of the Premises to Tenant until Landlord has received from Tenant all of the following: (i) a copy of this Lease fully executed by Tenant; (ii) any Security Deposit, if required hereunder and the first installment of Monthly Base Rent and Additional Rent, if any, due under this Lease; and (iii) copies of Tenant’s insurance certificates as required hereunder.

4.3 Condition of Premises. Landlord represents and warrants that it shall deliver the Premises to Tenant in broom-clean condition and free of debris, with all existing Building fire and life safety, plumbing, electrical and HVAC systems (collectively, “Operating Systems”) in good operating condition and repair, and free of latent and structural defects and with the roof and windows free from leaks. If any of such Operating Systems fail during the applicable warranty period specified below or if the roof leaks during the applicable warranty period specified below, as Tenant’s sole remedy for Landlord’s breach of this warranty, Landlord shall, as Landlord’s sole obligation, promptly after receipt of written notice from Tenant setting forth with specificity the nature and extent of such failure, repair same at Landlord’s expense (and without inclusion as a Operating Expense); provided, however, Landlord shall have no liability hereunder for repairs or replacements necessitated by the negligent acts or omissions of Tenant and/or any of Tenant’s Parties, or otherwise caused by Tenant or any of Tenant’s Parties, or any misuse of any Operating System or alteration performed by Tenant or any Tenant Party. The warranty period for the Operating Systems shall be thirty (30) days after delivery of the Premises to Tenant, and the warranty period for the roof shall expire as of December 31, 2010. If Tenant does not give Landlord the required notice within said warranty period, correction of any such failure shall be the responsibility of Tenant as required in this Lease. Tenant acknowledges that, except as otherwise expressly set forth in this Lease and the Work Letter neither Landlord nor any agent of Landlord has made any representation or warranty with respect to the Premises, the Building or the Property or their condition, or with respect to the suitability thereof for the conduct of Tenant’s business, and Tenant shall accept the Premises in its then as-is condition on delivery by Landlord. Landlord shall not be responsible for construction of any of Tenant’s Initial Alterations, which shall be constructed by Tenant in accordance with Exhibit H attached hereto.

4.4 Early Access. So long as Landlord has received from Tenant the first month’s Monthly Base Rent due pursuant to Section 5.1 of this Lease, certificates satisfactory to Landlord evidencing the insurance required to be carried by Tenant under this Lease, and, as applicable, the Security Deposit, and so long as the Tenant and its contractors and employees do not interfere with the completion of the Tenant Improvements, Landlord shall use reasonable efforts to give Tenant’s designated contractors access to the Premises prior to the estimated Commencement Date (the “Early Access Period”) for purposes of constructing Tenant’s Initial Alterations in accordance with Exhibit H and for installing Tenant’s furniture, fixtures, and equipment (collectively, “Tenant’s Work”). Tenant’s Work shall be performed by Tenant at Tenant’s sole cost and expense. Tenant’s access to the Premises during the Early Access Period shall be subject to all terms and conditions of this Lease, except that Tenant shall not be obligated to pay Rent during the Early Access Period until the Commencement Date. Tenant agrees to provide Landlord with prior notice of any request for such early access and any grant of early access shall be subject to Landlord’s prior written approval. Tenant shall cooperate with Landlord during the period of any such early access so as not to interfere with Landlord in the completion of any Landlord’s work in the Premises pursuant to the Work Letter attached hereto as Exhibit C (the “Landlord’s Work”). Should Landlord determine such early access interferes with Landlord’s Work, Landlord may deny Tenant access to the Premises until Landlord’s Work is substantially completed. Tenant shall promptly surrender any keys of other means of access to the Premises and otherwise comply with such denial.

ARTICLE 5 - RENT

5.1 Monthly Base Rent. Tenant agrees to pay Landlord, the Monthly Base Rent as designated in the Summary. Monthly Base Rent and recurring monthly charges of Additional Rent (defined below) shall be paid by Tenant in advance on the first day of each and every calendar month (“Due Date”) during the Term, except that the first full month’s Monthly Base Rent for the first month following the Rent Abatement Period and Additional Rent shall be paid upon Tenant’s execution and delivery of this Lease to Landlord. Monthly Base Rent for any partial month shall be prorated in the proportion that the number of days this Lease is in effect during such month bears to the actual number of days in such month.

5.2 Additional Rent. All amounts and charges payable by Tenant under this Lease in addition to Monthly Base Rent, if any, including, without limitation, payments for Operating Expenses, Taxes, Insurance Costs and Premises Utilities Costs to the extent payable by Tenant under this Lease shall be considered “Additional Rent”, and the word “Rent” in this Lease shall include Monthly Base Rent and all such Additional Rent unless the context specifically states or clearly implies that only Monthly Base Rent is referenced. Rent shall be paid to Landlord, without any prior notice or demand therefor and without any notice, deduction or offset, in lawful money of the United States of America.

5.3 Late Charges & Interest Rate. If Landlord does not receive Rent or any other payment due from Tenant on the Due Date, Tenant shall pay to Landlord a late charge equal to five percent (5%) of such past due Rent or other payment. Tenant agrees that this late charge represents a fair and reasonable estimate of the cost Landlord will incur by reason of Tenant’s late payment. Accepting any late charge shall not constitute a waiver by Landlord of Tenant’s default with respect to any overdue amount nor prevent Landlord from exercising any other rights or remedies available to Landlord. If any installment of Monthly Base Rent or Additional Rent, or any other amount payable by Tenant hereunder is not received by Landlord by the Due Date, it shall bear interest at the Interest Rate set forth in the Summary from the Due Date until paid. All interest, and any late charges imposed pursuant to this

Section 5.3, shall be considered Additional Rent due from Tenant to Landlord under the terms of this Lease. Notwithstanding the foregoing, Landlord will not assess a late charge until Landlord has given written notice of such late payment for the first two late payments in any twelve (12) month period and after Tenant has not cured such late payment within three (3) days from receipt of such notice. No other notices will be required during the following twelve (12) months for a late charge to be incurred. For the avoidance of doubt, as an example, if the twelve (12) month period commences on July 1, 2010, the following twelve (12) month period will be from July 1, 2011 through June 30, 2012.

ARTICLE 6 - SECURITY DEPOSIT

Concurrently with Tenant’s execution and delivery of this Lease to Landlord, Tenant shall deposit with Landlord the Security Deposit, if any, designated in the Summary. The Security Deposit shall be held by Landlord as security for the full and faithful performance by Tenant of all of the terms, covenants and conditions of this Lease to be performed by Tenant during the Term. If Tenant defaults with respect to any of its obligations under this Lease, following the applicable notice and cure period Landlord may (but shall not be required to) use, apply or retain all or any part of the Security Deposit for the payment of any Monthly Base Rent, Additional Rent or any other sum in default, or for the payment of any other amount, loss or damage which Landlord may spend, incur or suffer by reason of Tenant’s default. If any portion of the Security Deposit is so used or applied, Tenant shall, within ten (10) days after demand therefor, deposit cash with Landlord in an amount sufficient to restore the Security Deposit to its original amount. Landlord shall not be required to keep the Security Deposit separate from its general funds, and Tenant shall not be entitled to interest on the Security Deposit. If Tenant shall fully and faithfully perform every provision of this Lease to be performed by it, the Security Deposit or any balance thereof shall be returned to Tenant within thirty (30) days following the expiration of the Term, provided that Landlord may retain the Security Deposit until such time as any amount due from Tenant in accordance with this Lease has been determined and paid in full (excluding any reconciliation of an Actual Statement for the last year of the Term). If Landlord sells its interest in the Building during the Term and if Landlord deposits with or credits to the purchaser the Security Deposit (or balance thereof), then, upon such sale, Landlord shall be discharged from any further liability with respect to the Security Deposit. Tenant hereby waives the provisions of Section 1950.7 of the California Civil Code (excluding subsection (b)) and agrees that the provisions of this Article 6 shall govern the treatment of Tenant’s Security Deposit in all respects for this Lease.

ARTICLE 7 - OPERATING EXPENSES/UTILITIES/SERVICES

7.1 Operating Expenses. Tenant shall pay for the costs of operation, maintenance, repair and replacement of the Premises, Building and Property as provided in the definition of Operating Expenses set forth in the Summary.

7.2 Utilities and Services. Utilities and services to the Premises and the Property are described in the Summary.

7.3 Taxes. As used in this Lease, the term “Taxes” means: All real property taxes and assessments, possessory interest taxes, sales taxes, personal property taxes, business or license taxes or fees, gross receipts taxes, license or use fees, excises, transit charges, and other impositions of any kind (including fees “in-lieu” or in substitution of any such tax or assessment) which are now or hereafter assessed, levied, charged or imposed by any public authority upon the Building, Site, Property and/or Premises or any portion thereof, its operations or the Rent derived therefrom (or any portion or component thereof, or the ownership, operation, or transfer thereof), and any and all costs and expenses (including, without limitation, reasonable attorneys’ fees) incurred in attempting to protest, reduce or minimize the same. Taxes shall not include inheritance or estate taxes imposed upon or assessed against the interest of Landlord, gift taxes, transfer taxes for recording a deed, excess profit taxes, franchise taxes, or similar taxes on Landlord’s business or any other taxes computed upon the basis of the net income of Landlord. If it shall not be lawful for Tenant to reimburse Landlord for any such Taxes, the Monthly Base Rent payable to Landlord under this Lease shall be revised to net Landlord the same net rent after imposition of any such Taxes by Landlord as would have been payable to Landlord prior to the payment of any such Taxes. Tenant shall pay for or contribute to Taxes as provided in the Summary. Notwithstanding anything herein to the contrary, Tenant shall be liable for all taxes levied or assessed against personal property, furniture, fixtures, above-standard Tenant Improvements and alterations, additions or improvements placed by or for Tenant in the Premises. Furthermore, Tenant shall pay prior to delinquency any (i) rent tax or sales tax, service tax, transfer tax or value added tax, or any other applicable tax on the rent or services provided herein or otherwise respecting this Lease, (ii) taxes assessed upon or with respect to the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises or any portion of the Property; or (iii) taxes assessed upon this transaction or any document to which Tenant is a party creating or transferring an interest or an estate in the Premises.

7.4 Insurance Costs. As used in this Lease, “Insurance Costs” means the cost of insurance obtained by Landlord pursuant to Article 15 (including deductibles and hereinafter provided). Insurance Costs shall include the applicable insurance deductibles that are commercially reasonable amounts and which are maintained by other institutional owners of comparable property in the vicinity of the Property, provided, however, that for purposes hereof, Tenant’s responsibility for insurance deductibles shall not exceed the following amounts: (i) earthquake insurance deductibles up to five percent (5%) of the total insurable value of the Property per occurrence, which shall be amortized by Landlord on a straight line basis over the useful life of the improvement replaced with interest at the Interest Rate, and (ii) any other insurance deductibles up to $50,000.00 per occurrence.

7.5 Interruption of Utilities. Landlord shall have no liability to Tenant for any interruption in utilities or services to be provided to the Premises when such failure is caused by all or any of the following: (a) accident, breakage or repairs; (b) strikes, lockouts or other labor disturbances or labor disputes of any such character; (c) governmental regulation, moratorium or other governmental action; (d) inability, despite the exercise of reasonable diligence, to obtain electricity, water or fuel; (e) service interruptions or any other unavailability of utilities resulting from causes beyond Landlord’s control including without limitation, any electrical power “brownout” or “black-out”; or (f) any other cause beyond Landlord’s reasonable control. In addition, in the event of any such interruption in utilities or services, Tenant shall not be entitled to any abatement or reduction of Rent (except as expressly provided in Articles 17 and 18 if such failure is a result of any casualty damage or taking described therein), no eviction of Tenant shall result, and Tenant shall not be relieved from the performance of any covenant or agreement in this Lease. In the event of any stoppage or interruption of services or utilities which are not obtained directly by Tenant, Landlord shall diligently attempt to resume such services or utilities as promptly as practicable. Tenant hereby waives the provisions of any applicable existing or future Law, ordinance or governmental regulation permitting the termination of this Lease due to an interruption, failure or inability to provide any services (including, without limitation, to the extent the Premises are located in California, the provisions of California Civil Code. Section 1932(1)).

ARTICLE 8 - MAINTENANCE AND REPAIR

8.1 Landlord’s Repair Obligations. Except as otherwise expressly provided in this Lease, Landlord shall have no obligation to alter, remodel, improve, repair, renovate, redecorate or paint all or any part of the Premises. Except as otherwise stated in the Summary, Tenant waives the right to make repairs at Landlord’s expense under any applicable Laws (including, without limitation, to the extent the Premises are located in California, the provisions of California Civil Code Sections 1941 and 1942 and any successor statutes or laws of a similar nature). All other repair and maintenance of the Premises, Building and Property to be performed by Landlord, if any, shall be as provided in the Summary.

8.2 Tenant’s Repair Obligations. Except for Landlord’s obligations specifically set forth elsewhere in this Lease and in Section 8.1 above and in the Summary, Tenant shall at all times and at Tenant’s sole cost and expense, keep, maintain, clean, repair, preserve and replace, as necessary, the interior of the Premises and all parts thereof including, without limitation, all Tenant Improvements, Alterations, and all furniture, fixtures and equipment, including, without limitation, all computer, telephone and data cabling and equipment, Tenant’s signs, if any, door locks, closing devices, security devices, interior of windows, window sashes, casements and frames, floors and floor coverings, shelving, kitchen, restroom facilities and/or appliances of any kind located within the Premises, if any, custom lighting, and any additions and other property located within the Premises, so as to keep all of the foregoing elements of the Premises in good condition and repair, reasonable wear and tear and casualty damage excepted. Tenant shall replace, at its expense, any and all plate and other glass in and about the Premises which is damaged or broken from any cause whatsoever except due to the negligence or willful misconduct of Landlord, its agents or employees. Such maintenance and repairs shall be performed with due diligence, lien-free and in a first-class and workmanlike manner, by licensed contractor(s) that are selected by Tenant and approved by Landlord, which approval Landlord shall not unreasonably withhold or delay. All other repair and maintenance of the Premises, Building and Property to be performed by Tenant, if any, shall be as provided in the Summary. If Tenant refuses or neglects to repair and maintain the Premises properly as required hereunder to the reasonable satisfaction of Landlord, then at any time following ten (10) days from the date on which Landlord makes a written demand on Tenant to effect such repair and maintenance, Landlord may enter upon the Premises and make such repairs and/or maintenance, and upon completion thereof, Tenant agrees to pay to Landlord as Additional Rent, Landlord’s costs for making such repairs plus an amount not to exceed ten percent (10%) of such costs for overhead, within ten (10) days after receipt from Landlord of a written itemized bill therefor. Any amounts not reimbursed by Tenant within such ten (10) day period will bear interest at the Interest Rate until paid by Tenant. Notwithstanding the foregoing, in the event that Tenant’s obligation as set forth herein requires Tenant to replace any Building standard HVAC unit(s) servicing the Premises Landlord agrees to perform the work (but excluding any supplemental HVAC installed by or for Tenant) for the replacement of such HVAC unit(s) servicing the Premises as and when determined by Landlord in good faith, provided that Tenant has maintained the HVAC systems as required under this Lease and where such work is not required due to any misuse, negligence or willful misconduct of Tenant or any of Tenant’s Parties or due to any alterations by Tenant. In such event, Tenant shall pay to Landlord as Additional Rent each month concurrently with the payment of Monthly Base Rent the amount of such capital replacement amortized over the useful life of the capital improvement together with interest at the Interest Rate.

ARTICLE 9 - USE

Tenant shall procure, at its sole cost and expense, any and all permits required by applicable Law for Tenant’s use and occupancy of the Premises. Tenant shall use the Premises solely for the Permitted Use specified in the Summary, and shall not use or permit the Premises to be used for any other use or purpose whatsoever without Landlord’s prior written approval. Tenant shall observe and comply with the Rules and Regulations attached hereto as Exhibit E, as the same may be modified by Landlord from time to time, and all reasonable non-discriminatory modifications thereof and additions thereto from time to time put into effect and furnished to Tenant by Landlord. Landlord shall endeavor to enforce the Rules and Regulations, but shall have no liability to Tenant for the violation or non-performance by any other tenant or occupant of any such Rules and Regulations. Tenant shall, at its sole cost and expense, observe and comply with all Laws and all requirements of any board of fire underwriters or similar body relating to Tenant’s specific use or occupancy of the Premises or the manner in which it conducts its business therein, or any alteration or improvements made to the Premises by or on behalf of Tenant (excluding the Office Improvements set forth in Exhibit C as contemplated as of the date of this Lease) now or hereafter in force (whether, except as otherwise provided herein, structural or nonstructural, including unforeseen and/or extraordinary alterations and/or improvements to the Premises and regardless of the period of time remaining in the Term). Tenant shall not use or allow the Premises to be used for any improper, immoral, unlawful or reasonably objectionable purpose. Tenant shall not do or permit to be done anything that will obstruct or interfere with the rights of other tenants or occupants of the Building or the Property, if any, or injure or annoy them. Tenant shall not cause, maintain or permit any nuisance in, on or about the Premises, the Building or the Property, nor commit or suffer to be committed any waste in, on or about the Premises.

ARTICLE 10 - HAZARDOUS MATERIALS

As used in this Lease, the term “Environmental Law(s)” means any past, present or future federal, state or local Law relating to (a) the environment, human health or safety, including, without limitation, emissions, discharges, releases or threatened releases of Hazardous Materials (as defined below) into the environment (including, without limitation, air, surface water, groundwater or land), or (b) the manufacture, generation, refining, processing, distribution, use, sale, treatment, receipt, storage, disposal, transport, arranging for transport, or handling of Hazardous Materials. As used in this Lease, the term “Hazardous Materials” means and includes any hazardous or toxic materials, substances or wastes as now or hereafter designated or regulated under any Environmental Laws including, without limitation, asbestos, petroleum, petroleum hydrocarbons and petroleum based products, urea formaldehyde foam insulation, polychlorinated biphenyls (“PCBs”), and freon and other chlorofluorocarbons. Except for ordinary and general office supplies, such as copier toner, liquid paper, glue, ink and common household cleaning materials, and motor vehicle fuel stored in fuel tanks of motor vehicles used on site in compliance with all Environmental Laws (some or all of which may constitute Hazardous Materials), Tenant agrees not to cause or permit any Hazardous Materials to be brought upon, stored, used, handled, generated, released or disposed of on, in, under or about the Premises, the Building, the Common Areas or any other portion of the Property by Tenant, its agents, officers, directors, shareholders, members, managers, partners, employees, subtenants, assignees, licensees, contractors or invitees (collectively, “Tenant’s Parties”), without the prior written consent of Landlord, which consent shall not be unreasonably withheld, provided such Hazardous Materials are in normal, customary and necessary for the operation of Tenant’s business for its permitted use and will be used in the manner for which they were designed and will not involve the generation, release, or disposal of Hazardous Materials on or about the Property, otherwise Landlord may withhold its consent in its sole and absolute discretion. Upon the expiration or earlier termination of this Lease, Tenant agrees to promptly remove from the Premises, the Building and the Property, at its sole cost and expense, any and all Hazardous Materials, including any equipment or systems containing Hazardous Materials which are installed, brought upon, stored, used, generated or released upon, in, under or about the Premises, the Building and/or the Property or any portion thereof by Tenant or any of Tenant’s Parties. To the fullest extent permitted by law, Tenant agrees to promptly indemnify, protect, defend and hold harmless Landlord and Landlord’s members, shareholders, partners, officers, directors, managers, employees, agents, contractors, successors and assigns (collectively, “Landlord Parties”) from and against any and all claims, damages, judgments, suits, causes of action, losses, liabilities, penalties, fines, expenses and costs (including, without limitation, clean-up, removal, remediation and restoration costs, sums paid in settlement of claims, reasonable attorneys’ fees, consultant fees and expert fees and court costs) which arise or result from the presence of Hazardous Materials on, in, under or about the Premises, the Building or any other portion of the Property and which are caused or permitted by Tenant or any of Tenant’s Parties. The provisions of this Article 10 will survive the expiration or earlier termination of this Lease. Tenant shall give Landlord written notice of any evidence of Mold, water leaks or water infiltration in the Premises promptly upon discovery of same. At its expense, Tenant shall investigate, clean up and remediate any Mold in the Premises which is caused by Tenant or any of Tenant’s Parties or by Tenant’s use of the Premises, or Tenant’s failure to repair and maintain the Premises as required under this Lease. Investigation, clean up and remediation may be performed only after Tenant has Landlord’s written approval of a plan for such remediation. All clean up and remediation shall be done in compliance with all applicable Laws and to the reasonable satisfaction of Landlord. As used in this Lease, “Mold” means mold, fungi, spores, microbial matter, mycotoxins and microbiological organic compounds.

ARTICLE 11 - PARKING

During the Term, Tenant shall be entitled to utilize the number and type of parking spaces specified in the Summary within the parking areas for the Property as designated by Landlord from time to time. Landlord shall at all times have the right to establish and modify the nature and extent of the parking areas for the Building and Property (including whether such areas shall be surface, underground and/or other structures). In addition, if Tenant is not the sole occupant of the Property, Landlord may, in its discretion, designate any unreserved parking spaces as reserved parking. The terms and conditions for parking at the Property shall be as specified in the Summary and in the Rules and Regulations regarding parking as contained in Exhibit E attached hereto, as the same may be modified by Landlord from time to time. Tenant shall not use more parking spaces than its allotment and shall not use any parking spaces specifically assigned by Landlord to other tenants, if any, or for such other uses such as visitor, handicapped or other special purpose parking. Tenant’s visitors shall be entitled to access to the parking areas on the Property designated for visitor use, subject to availability of spaces and the terms of the Summary.

ARTICLE 12 - TENANT SIGNS

Tenant shall have the right to install and maintain, at Tenant’s sole cost and expense, one (1) sign on the exterior of the Building above the doorway to the Premises and one (1) sign at another location on the Building, as may be reasonably approved by Landlord. Each sign shall be restricted to listing Tenant’s name and logo and shall be subject to the provisions of this Article 12. Tenant’s right to install any sign shall be subject to obtaining all governmental approvals and compliance with all applicable laws and ordinances. Subsequent changes to Tenant’s sign and/or any additional signs, to the extent permitted by Landlord herein, shall be made or installed at Tenant’s sole cost and expense. All aspects of any such signs shall be subject to the prior written consent of Landlord (which shall not be unreasonably withheld), and shall be per Landlord’s standard specifications and materials, as revised by Landlord from time to time. Tenant shall have no right to install or maintain any other signs, banners, advertising, notices, displays, stickers, decals or any other logo or identification of any person, product or service whatsoever, in any location on the Building (excluding areas inside the Building where such items and are not visible from outside the Building), except as (i) shall have been expressly approved by Landlord in writing prior to the installation thereof (which approval may be granted or withheld in Landlord’s reasonable discretion), and (ii) are consistent and compatible with all applicable Laws, and the design, signage and graphics program from time to time implemented by Landlord with respect to the Property, if any. Landlord shall have the right to remove any signs or signage material installed without Landlord’s permission, without being liable to Tenant by reason of such removal, and to charge the cost of removal to Tenant as Additional Rent hereunder, payable within ten (10) days after written demand by Landlord. Any additional sign rights of Tenant, if any, shall be as provided in the Summary.

During the initial Term and any extension pursuant to the Extension Option, if any, and subject to approval by applicable governmental agencies, if necessary, and the reasonable approval of Landlord, Tenant shall be entitled to tenant identification signage on the existing monument sign for the Building (the “Monument Sign”). The design, size and location of Tenant’s identification signage on the Monument Sign shall be subject to the reasonable approval of Landlord. Subject to receipt of any required approvals, if any, Tenant shall install Tenant’s signage at Tenant’s expense. Tenant shall maintain Tenant’s signage on the Monument Sign at Tenant’s cost. Tenant’s right to signage on the Monument Sign may be revoked and terminated by Landlord upon occurrence of any of the following events: (i) Tenant shall be in default under this Lease beyond any applicable cure period; or (ii) this Lease shall expire or terminate or otherwise no longer be in effect. Upon the expiration or earlier termination of this Lease or at such other time that Tenant’s signage rights are terminated pursuant to the terms hereof, Landlord may cause Tenant’s signage to be removed from the Monument Sign and Tenant shall pay for Landlords reasonable costs in connection with such removal upon demand as Additional Rent. The rights provided in this Article 12 are strictly personal to the original named Tenant in this Lease and any Permitted Transferee (as defined in Section 20.6), and shall be non-transferable unless pursuant to an assignment of this Lease or a sublease of the entire Premises.

ARTICLE 13 - ALTERATIONS

13.1 Alterations. After installation of the initial Tenant Improvements for the Premises, Tenant may, at its sole cost and expense, make alterations, additions, improvements and decorations to the Premises (“Alteration(s)”) subject to and upon the following terms and conditions:

a. Tenant shall not make any Alterations which: (i) affect any area outside the Premises including the outside appearance, character or use of any portions of the Building or other portions of the Property; (ii) affect the Building’s roof, roof membrane, any structural component or any base Building equipment, services or systems (including fire and life/safety systems), or the proper functioning thereof, or Landlord’s access thereto; (iii) in the reasonable opinion of Landlord, lessen the value of the Building or the Property; (iv) will violate or require a change in any occupancy certificate applicable to the Premises; or (v) would trigger a legal requirement which would require Landlord to make any alteration or improvement to the Premises, Building or other aspect of the Property.

b. Tenant shall not make any Alterations not prohibited by Section 13.1(a), unless Tenant first obtains Landlord’s prior written consent, which consent Landlord shall not unreasonably withhold, provided Landlord’s prior approval shall not be required for any Alterations that is not prohibited by Section 13.1(a) above and is of a cosmetic nature that satisfies all of the following conditions (hereinafter a “Pre-Approved Alteration”): (i) the costs of such Alterations, in the aggregate, do not exceed $50,000.00 during any 12 month period during the Term; (ii) to the extent reasonably required by Landlord or by law due to the nature of the work being performed, Tenant delivers to Landlord final plans, specifications, working drawings, permits and approvals for such Alterations at least ten (10) days prior to commencement of the work thereof; (iii) Tenant and such Alterations otherwise satisfy all other conditions set forth in this Section 13.1; and (iv) the making of such Alterations will not otherwise cause a default by Tenant under any provision of this Lease. Tenant shall provide Landlord with ten (10) days’ prior written notice before commencing any Alterations. In addition, before proceeding with any Alteration, Tenant’s contractors shall obtain, on behalf of Tenant aid at Tenant’s sole cost and expense: (A) all necessary governmental permits and approvals for the commencement and completion of such Alterations, and (B) if the cost of such Alterations exceeds $25,000.00, a completion and lien indemnity bond, or other surety satisfactory to Landlord for such Alterations. Landlord’s approval of any plans, contractor(s) and subcontractor(s) of Tenant shall not release Tenant or any such contractor(s) and/or subcontractor(s) from any liability with respect to such Alterations and will create no liability or responsibility on Landlord’s part concerning the completeness of such Alterations or their design sufficiency or compliance with Laws.

c. All Alterations shall be performed: (i) in accordance with the approved plans, specifications and working drawings, if any; (ii) lien-free and in a first-class workmanlike manner; (iii) in compliance with all Laws; (iv) in such a manner so as not to unreasonably interfere with the occupancy of any other tenant, nor impose any additional expense upon nor delay Landlord in the maintenance and operation of the Building; (v) by licensed and bondable contractors and subcontractors selected by Tenant and reasonably approved by Landlord, and (v) at such times, in such manner and subject to such rules and regulations as Landlord may from time to time reasonably designate. Tenant shall pay to Landlord, within ten (10) days after written demand, the costs of any increased insurance premiums incurred by Landlord to include such Alterations in the causes of loss - special form property insurance obtained by Landlord pursuant to this Lease, if Landlord elects in writing to insure such Alterations; provided, however, Landlord shall not be required to include the Alterations under such insurance. If the Alterations are not included in Landlord’s insurance, Tenant shall insure the Alterations under its causes of loss-special form property insurance pursuant to this Lease.

d. Tenant shall pay to Landlord, as Additional Rent, the reasonable costs of Landlord’s engineers and other consultants for review of all plans, specifications and working drawings for the Alterations, within ten (10) business days after Tenant’s receipt of invoices either from Landlord or such consultants. In addition to such costs, Tenant shall pay to Landlord, within ten (10) business days after completion of any Alterations, a construction supervision fee equal to five percent (5%) of the total cost of the Alterations and the actual, reasonable costs incurred by Landlord for any services rendered by Landlord’s management personnel and engineers to coordinate and/or supervise any of the Alterations to the extent such services are provided in excess of or after the normal on-site hours of such engineers and management personnel.

e. Throughout the performance of the Alterations, Tenant shall obtain, or cause its contractors to obtain, workers compensation insurance and commercial general liability insurance in compliance with the insurance provisions of this Lease.

13.2 Removal of Alterations. All Alterations and the initial Tenant Improvements in the Premises (whether installed or paid for by Landlord or Tenant), shall become the property of Landlord and shall remain upon and be surrendered with the Premises at the end of the Term; provided, however, Landlord may, by written notice delivered to Tenant at the time of Landlord’s consent (if Tenant has requested such response in Tenant’s request for approval), or if Landlord’ consent was not obtained then within thirty (30) days after Landlord’s receipt of plans for any Alterations identify those Alterations which Landlord shall require Tenant to remove at the end of the Term. If Landlord requires Tenant to remove any such Alterations, Tenant shall, at its sole cost, remove the identified items on or before the expiration or sooner termination of this Lease and repair any damage to the Premises caused by such removal to its original condition. Notwithstanding anything to the contrary contained herein, so long as Tenant’s written request for consent for a proposed Alteration contains the following bold and capitalized statement “PURSUANT TO ARTICLE 13 OF THE LEASE, IF LANDLORD CONSENTS TO THE SUBJECT ALTERATION, LANDLORD SHALL NOTIFY TENANT IN WRITING WHETHER OR NOT LANDLORD WILL REQUIRE SUCH ALTERATION TO BE REMOVED AT THE EXPIRATION OR EARLIER TERMINATION OF THE LEASE.”, at the time Landlord gives its consent for any Alterations, if it so does, Tenant shall also be notified whether or not Landlord will require that such Alterations be removed upon the expiration or earlier termination of this Lease. If Tenant’s written notice strictly complies with the foregoing and if Landlord fails to so notify Tenant whether Tenant shall be required to remove the subject alterations or improvements at the expiration or earlier termination of this Lease, it shall be assumed that Landlord shall require the removal of the subject alterations or improvements.

13.3 Liens. Tenant shall not permit any mechanic’s, materialmen’s or other liens to be filed against all or any part of the Property or the Premises, nor against Tenant’s leasehold interest in the Premises, by reason of or in connection with any repairs, alterations, improvements or other work contracted for or undertaken by Tenant or any of Tenant’s Parties. If any such liens are filed, Tenant shall, at its sole cost, immediately cause such liens to be released of record or bonded so that such lien(s) no longer affect(s) title to the Property, the Building or the Premises. If Tenant fails to cause any such lien to be released or bonded within ten (10) days after filing thereof, Landlord may cause such lien to be released by any means it shall deem proper, including payment in satisfaction of the claim giving rise to such lien, and Tenant shall reimburse Landlord within five (5) business days after receipt of invoice from Landlord, any sum paid by Landlord to remove such liens, together with interest at the Interest Rate from the date of such payment by Landlord.

ARTICLE 14 - TENANT’S INSURANCE

14.1 Tenant’s Insurance. On or before the earlier of any Early Access Period, the Commencement Date or the date Tenant commences or causes to be commenced any work of any type in the Premises, and continuing during the entire Term, Tenant shall obtain and keep in full force and effect, the following insurance with limits of coverage as set forth in Section 1.14 of the Summary:

a. Special Form (formerly known as “all risk”) insurance, including fire and extended coverage, sprinkler leakage (including earthquake sprinkler leakage), vandalism, malicious mischief upon property of every description and kind owned by Tenant and located in the Premises or the Building, or for which Tenant is legally liable or installed by or on behalf of Tenant including, without limitation, furniture, equipment and any other personal property, and any Alterations (but excluding the initial Office Improvements previously existing or installed in the Premises), in an amount not less than the full replacement cost thereof. In the event that there shall be a dispute as to the amount which comprises full replacement cost, the reasonable decision of Landlord or the Mortgagees of Landlord shall be presumptive.

b. Commercial general liability insurance coverage on an occurrence basis, including personal injury, bodily injury (including wrongful death), broad form property damage, operations hazard, owner’s protective coverage, contractual liability (including Tenant’s indemnification obligations under this Lease), liquor liability (if Tenant serves alcohol on the Premises), products and completed operations liability. The limits of liability of such commercial general liability insurance may be increased every three (3) years during the Term upon reasonable prior notice by Landlord to an amount reasonably required by Landlord and required for tenants of buildings comparable to the Building.

c. Commercial Automobile Liability covering all owned, hired and non-owned automobiles.

d. Worker’s compensation, in statutory amounts and employers liability, covering all persons employed in connection with any work done in, on or about the Premises for which claims for death, bodily injury or illness could be asserted against Landlord, Tenant or the Premises.

e. Umbrella liability insurance on an occurrence basis, in excess of and following the form of the underlying insurance described in Section 14.1.b. and 14.1.c. and the employer’s liability coverage in Section 14.1.d. which is at least as broad as each and every area of the underlying policies. Such umbrella liability insurance shall include pay on behalf of wording, concurrency of effective dates with primary policies, blanket contractual liability, application of primary policy aggregates, and shall provide that if the underlying aggregate is exhausted, the excess coverage will drop down as primary insurance, subject to customary commercially reasonable deductible amounts imposed on umbrella policies.

f. If Tenant’s business includes professional services, Tenant shall, at Tenant’s expense, maintain in full force and effect professional liability (also known as errors and omissions insurance), covering Tenant and Tenant’s employees from work related negligence and liability in trade.

g. Loss of income, extra expense and business interruption insurance in such amounts as will reimburse Tenant for 12 months of direct or indirect loss of earnings attributable to all perils commonly insured against by prudent tenants or attributable to prevention of access to the Premises, Tenant’s parking areas or to the Building as a result of such perils.

14.2 Requirements. Each policy required to be obtained by Tenant hereunder shall: (a) be issued by insurers which are reasonably approved by Landlord and/or Landlord’s Mortgagees and are authorized to do business in the state in which the Building is located and rated not less than Financial Size X, and with a Financial Strength rating of A- in the most recent version of Best’s Key Rating Guide (provided that, in any event, the same insurance company shall provide the coverages described in Sections 14.1.a. and 14.1.g. above); (b) be in form reasonably satisfactory from time to time to Landlord; (c) name Tenant as named insured thereunder and shall name Landlord and, at Landlord’s request, such other persons or entities of which Tenant has been informed in writing, as additional insureds thereunder, all as their respective interests may appear; (d) not have a deductible amount exceeding Ten Thousand Dollars ($10,000.00), which deductible amount shall be deemed self-insured with full waiver of subrogation; (e) specifically provide that the insurance afforded by such policy for the benefit of Landlord and any other additional insureds shall be primary, and any insurance carried by Landlord or any other additional insureds shall be excess and non-contributing; (f) contain an endorsement that the insurer waives its right to subrogation; (g) require the insurer to notify Landlord and any other additional insureds in writing not less than thirty (30) days prior to any material change, reduction in coverage, cancellation or other termination thereof; (h) contain a cross liability or severability of interest endorsement; and (i) be in amounts sufficient at all times to satisfy any coinsurance requirements thereof. Tenant agrees to deliver to Landlord, as soon as practicable after the placing of the required insurance, but in no event later than the date Tenant is required to obtain such insurance as set forth in Section 14.1 above, certificates from the insurance company evidencing the existence of such insurance and Tenant’s compliance with the foregoing provisions of this Article 14. Tenant shall cause replacement certificates to be delivered to Landlord not less than ten (10) days prior to the expiration of any such policy or policies. If any such initial or replacement certificates are not furnished within the time(s) specified herein, Landlord shall have the right, but not the obligation, to procure such policies and certificates at Tenant’s expense.

14.3 Effect on Insurance. Tenant shall not do or permit to be done anything which will (a) violate or invalidate any insurance policy or coverage maintained by Landlord or Tenant hereunder, or (b) increase the costs of any insurance policy maintained by Landlord. If Tenant’s occupancy or conduct of its business in or on the Premises results in any increase in premiums for any insurance carried by Landlord with respect to the Building or the Property, Tenant shall either discontinue the activities affecting the insurance or pay such increase as Additional Rent within ten (10) days after being billed therefor by Landlord, If any insurance coverage carried by Landlord pursuant to this Lease or otherwise with respect to the Building or the Property shall be cancelled or reduced (or cancellation or reduction thereof shall be threatened) by reason of the use or occupancy of the Premises other than as allowed by the Permitted Use by Tenant or by anyone permitted by Tenant to be upon the Premises, and if Tenant fails to remedy such condition within five (5) business days after notice thereof, Tenant shall be deemed to be in default under this Lease and Landlord shall have all remedies provided in this Lease, at law or in equity, including, without limitation, the right (but not the obligation) to enter upon the Premises and attempt to remedy such condition at Tenant’s cost.

ARTICLE 15 - LANDLORD’S INSURANCE

During the Term, Landlord shall maintain property insurance written on a Special Form (formerly known as “all risk”) basis covering the Property and the Building, including the initial Tenant Improvements (excluding, however, Tenant’s furniture, equipment and other personal property and Alterations, unless Landlord otherwise elects to insure the Alterations pursuant to Section 13.1 above) against damage by fire and standard extended coverage perils and with vandalism and malicious mischief endorsements, rental loss coverage, at Landlord’s option, earthquake damage coverage, and such additional coverage as Landlord deems appropriate. Landlord shall also carry commercial general liability in such reasonable amounts and with such reasonable deductibles as would be carried by a prudent owner of a similar building in the state in which the Building is located. At Landlord’s option, all such insurance may be carried under any blanket or umbrella policies that Landlord has in force for other buildings and projects. In addition, at Landlord’s option, Landlord may elect to self-insure all or any part of such required insurance coverage. Landlord may, but shall not be obligated to carry any other form or forms of insurance as Landlord or the Mortgagees or ground lessors of Landlord may reasonably determine is advisable. The cost of insurance obtained by Landlord pursuant to this Article 15 (excluding self-insured amounts, but including deductibles subject to the limitation provided Section 7.4 of this Lease) shall be included in Insurance Costs, except that any increase in the premium for the property insurance attributable to the replacement cost of the Tenant Improvements in excess of Building standard shall not be included as Insurance Costs, but shall be paid by Tenant within thirty (30) days after invoice from Landlord.

ARTICLE 16 - INDEMNIFICATION AND EXCULPATION

16.1 Tenant’s Assumption of Risk and Waiver. Except to the extent such matter is not covered by the insurance required to be maintained by Tenant under this Lease and/or except to the extent such matter is attributable to the gross negligence or willful misconduct of Landlord or Landlord’s agents, contractors or employees, Landlord shall not be liable to Tenant, or any of Tenant’s Parties for: (i) any damage to property of Tenant, or of others, located in, on or about the Premises, (ii) the loss of or damage to any property of Tenant or of others by theft or otherwise, (iii) any injury or damage to persons or property resulting from fire, explosion, falling ceiling tiles masonry, steam, gas, electricity, water, rain or leaks from any part of the Premises or from the pipes, appliance of plumbing works or from the roof, street or subsurface or from any other places or by dampness or by any other cause of whatsoever nature, (iv) any such damage caused by other tenants or persons in the Premises, occupants of any other portions of the Property , or the public, or caused by operations in construction of any private, public or quasi-public work, or (v) any interruption of utilities and services. Landlord shall in no event be liable to Tenant or any other person for any consequential damages, special or punitive damages, or for loss of business, revenue, income or profits and Tenant hereby waives any and all claims for any such damages. Notwithstanding anything to the contrary contained in this Section 16.1, all property of Tenant and Tenant’s Parties kept or stored on the Premises, whether leased or owned by any such parties, shall be so kept or stored at the sole risk of Tenant and Tenant shall hold Landlord harmless from any claims arising out of damage to the same, including subrogation claims by Tenant’s insurance carriers. Landlord or its agents shall not be liable for interference with light or other intangible rights.

16.2 Tenant’s Indemnification. Tenant shall be liable for, and shall indemnify, defend, protect and hold Landlord and the Landlord Parties harmless from and against, any and all claims, damages, judgments, suits, causes of action, losses, liabilities and expenses, including, without limitation, attorneys’ fees and court costs (collectively, “Indemnified Claims”), arising or resulting from (a) any occurrence in the Premises following the date Landlord delivers possession of all or any portion of the Premises to Tenant, except to the extent caused by the gross negligence or willful misconduct of Landlord or Landlord’s agents, contractors or employees, (b) any act or omission of Tenant or any of Tenant’s Parties; (c) the use of the Premises, the Building and the Property and conduct of Tenant’s business by Tenant or any of Tenant’s Parties, or any other activity, work or thing done, permitted or suffered by Tenant or any of Tenant’s Parties, in or about the Premises, the Building or elsewhere on the Property; and/or (d) any default by Tenant as to any obligations on Tenant’s part to be performed under the terms of this Lease or the terms of any contract or agreement to which Tenant is a party or by which it is bound, affecting this Lease or the Premises. The foregoing indemnification shall include, but not be limited to, any injury to, or death of, any person, or any loss of, or damage to, any property on the Premises, or on adjoining sidewalks, streets or ways, or connected with the use, condition or occupancy thereof, whether or not Landlord or any Landlord Parties has or should have knowledge or notice of the defect or conditions causing or contributing to such injury, death, loss or damage. In case any action or proceeding is brought against Landlord or any Landlord Parties by reason of any such Indemnified Claims, Tenant, upon notice from Landlord, shall defend the same at Tenant’s expense by counsel approved in writing by Landlord, which approval shall not be unreasonably withheld. Tenant’s indemnification obligations under this Section 16.2 and elsewhere in this Lease shall survive the expiration or earlier termination of this Lease. Tenant’s covenants, agreements and indemnification in Section 16.1 and this Section 16.2 are not intended to and shall not relieve any insurance carrier of its obligations under policies required to be carried by Tenant pursuant to the provisions of this Lease.

ARTICLE 17 - CASUALTY DAMAGE/DESTRUCTION

17.1 Landlord’s Rights and Obligations. If the Premises or the Building is damaged by fire or other casualty not caused by the negligence or willful misconduct of Tenant (“Casualty”) to an extent not exceeding twenty-five percent (25%) of the full replacement cost thereof, and Landlord’s contractor estimates in writing delivered to the parties that the damage thereto is such that the Building and/or Premises may be repaired, reconstructed or restored to substantially its condition immediately prior to such damage within one hundred eighty (180) days from the date of such Casualty, and Landlord will receive insurance proceeds plus any deductible or self insurance sufficient to cover the costs of such repairs, reconstruction and restoration (including proceeds from Tenant and/or Tenant’s insurance which Tenant is required to deliver to Landlord pursuant to this Lease), then Landlord shall commence and proceed diligently with the work of repair, reconstruction and restoration and this Lease shall continue in full force and effect. If, however, the Premises or the Building is damaged to an extent exceeding twenty-five percent (25%) of the full replacement cost thereof, or Landlord’s contractor estimates that such work of repair, reconstruction and restoration will require longer than one hundred eighty (180) days to complete from the date of Casualty, or Landlord will not receive insurance proceeds (and/or proceeds from Tenant, as applicable) sufficient to cover the costs of such repairs, reconstruction and restoration, then Landlord may elect to either: (a) repair, reconstruct and restore the portion of the Premises or Building damaged by such Casualty (including the Tenant Improvements, the Alterations that Landlord elects to insure pursuant to Section 13.1 and, to the extent of insurance proceeds received from Tenant, the Alterations that Tenant is required to insure pursuant to Section 13.1), in which case this Lease shall continue in full force and effect; or (b) terminate this Lease effective as of the date which is thirty (30) days after Tenant’s receipt of Landlord’s election to so terminate. Under any of the conditions of this Section 17.1, Landlord shall give written notice to Tenant of its intention to repair or terminate within the later of sixty (60) days after the occurrence of such Casualty, or fifteen (15) days after Landlord’s receipt of the estimate from Landlord’s contractor or, as applicable, thirty (30) days after Landlord receives approval from Landlord’s Mortgagee to rebuild.

17.2 Tenant’s Costs and Insurance Proceeds. In the event of any damage or destruction of all or any part of the Premises, Tenant shall immediately: (a) notify Landlord thereof; and (b) deliver to Landlord all insurance proceeds received by Tenant with respect to the Tenant Improvements and Alterations (to the extent such items are not covered by Landlord’s casualty insurance obtained by Landlord pursuant to this Lease) and with respect to Alterations in the Premises that Tenant is required to insure pursuant to Section 13.1, excluding proceeds for Tenant’s furniture and other personal property, whether or not this Lease is terminated as permitted in Section 17.1, and Tenant hereby assigns to Landlord all rights to receive such insurance proceeds. If, for any reason (including Tenant’s failure to obtain insurance for the full replacement cost of any Alterations which Tenant is required to insure pursuant to Section 13.1 hereof), Tenant fails to receive insurance proceeds covering the full replacement cost of such Alterations which are damaged, Tenant shall be deemed to have self-insured the replacement cost of such Alterations, and upon any damage or destruction thereto, Tenant shall immediately pay to Landlord the full replacement cost of such items, less any insurance proceeds actually received by Landlord from Landlord’s or Tenant’s insurance with respect to such items.

17.3 Abatement of Rent. If as a result of any such damage, repair, reconstruction and/or restoration of the Premises or the Building, Tenant is prevented from using, and does not use, the Premises or any portion thereof, then Rent shall be abated or reduced, as the case may be, during the period that Tenant continues to be so prevented from using and does not use the Premises or portion thereof, in the proportion that the rentable square feet of the portion of the Premises that Tenant is prevented from using, and does not use, bears to the total rentable square feet of the Premises. Notwithstanding the foregoing to the contrary, if the damage is due to the negligence or willful misconduct of Tenant or any of Tenant’s Parties, there shall be no abatement of Rent beyond the proceeds that Landlord receives from the rental loss insurance maintained by Landlord. Except for abatement of Rent as provided hereinabove, Tenant shall not be entitled to any compensation or damages for loss of, or interference with, Tenant’s business or use or access of all or any part of the Premises resulting from any such damage, repair, reconstruction or restoration.

17.4 Inability to Complete. Notwithstanding anything to the contrary contained in this Article 17, if Landlord is obligated or elects to repair, reconstruct and/or restore the damaged portion of the Building or Premises pursuant to Section 17.1 above, but is delayed from completing such repair, reconstruction and/or restoration beyond the date which is six (6) months after the date estimated by Landlord’s contractor for completion thereof pursuant to Section 17.1 then either party may elect to terminate this Lease upon thirty (30) days’ prior written notice; however, (i) Landlord may only terminate if such delay is by reason of any causes beyond the reasonable control of Landlord (including, without limitation, delays due to Force Majeure, and delays caused by Tenant or any of Tenant’s Parties), and (ii) Tenant shall not be able to terminate if the casualty was caused by Tenant or any of Tenant’s Parties, or the delay is due to any delays caused by Tenant or any of Tenant’s Parties.).

17.5 Damage to the Property. If there is a total destruction of the improvements on the Property or partial destruction of such improvements, the cost of restoration of which would exceed one-third (1/3) of the then replacement value of all improvements on the Property, by any cause whatsoever, whether or not insured against and whether or not the Premises are partially or totally destroyed, Landlord may within a period of sixty (60) days after the occurrence of such destruction, notify Tenant in writing that it elects not to so reconstruct or restore such improvements, in which event this Lease shall cease and terminate as of the date of such destruction.

17.6 Damage Near End of Term. In addition to its termination rights in Sections 17.1, 17.4 and 17.5 above, Landlord shall have the right to terminate this Lease if any damage to the Building or Premises occurs during the last twelve (12) months of the Term and Landlord’s contractor estimates in writing delivered to the parties that the repair, reconstruction or restoration of such damage cannot be completed within the earlier of (a) the scheduled expiration date of the Term, or (b) sixty (60) days after the date of such Casualty.

17.7 Tenant’s Termination Right. In the event of any damage or destruction which affects Tenant’s use and enjoyment of the Premises which is not caused by Tenant or any of Tenant’s Parties, Landlord’s contractor estimates that Tenant’s possession and use of the Premises cannot be restored by Landlord within one hundred eighty (180) days from such damage or destruction (or if such damage or destruction occurs during the last twelve (12) months of the Term, then sixty (60) days) each of Landlord and Tenant shall have the right to terminate this Lease upon written notice to the other given within thirty (30) days after receipt of the contractor’s estimate (which shall be provided to Tenant immediately following Landlord’s receipt).

17.8 Waiver of Termination Right. This Lease sets forth the terms and conditions upon which this Lease may terminate in the event of any damage or destruction. Accordingly, except as expressly provided herein, Tenant hereby waives any and all provisions of applicable Law that provide alternative rights for the parties in the event of damage or destruction (including, without limitation[ to the extent the Premises are located in California, the provisions of California Civil Code Section 1932, Subsection 2, and Section 1933, Subsection 4 and any successor statute or laws of a similar nature).

ARTICLE 18 - CONDEMNATION

18.1 Substantial or Partial Taking. Subject to the provisions of Section 18.3 below, either party may terminate this Lease if any material part of the Premises is taken or condemned for any public or quasi-public use under law, by eminent domain or private purchase in lieu thereof (a “Taking”). Landlord shall also have the right to terminate this Lease if there is a Taking of any portion of the Building or the Property which would have a material adverse effect on Landlord’s ability to profitably operate the remainder of the Building and/or the Property. The terminating party shall provide written notice of termination to the other party within thirty (30) days after it first receives notice of the Taking. The termination shall be effective as of the effective date of any order granting possession to, or vesting legal title in, the condemning authority. If this Lease is not terminated, Base Rent and all other elements of this Lease which are dependent upon the area of the Premises, the Building or the Property shall be appropriately adjusted to account for any reduction in the square footage of the Premises, Building or Property, as applicable. All compensation awarded for a Taking shall be the property of Landlord. The right to receive compensation or proceeds are expressly waived by Tenant, however, Tenant may file a separate claim for Tenant’s furniture, fixtures, equipment and other personal property, loss of goodwill and Tenant’s reasonable relocation expenses, provided the filing of the claim does not diminish the amount of Landlord’s award.

18.2 Condemnation Award. Subject to the provisions of Section 18.3 below, in connection with any Taking of the Premises or the Building, Landlord shall be entitled to receive the entire amount of any award which may be made or given in such taking or condemnation, without deduction or apportionment for any estate or interest of Tenant, it being expressly understood and agreed by Tenant that no portion of any such award shall be allowed or paid to Tenant for any so-called bonus or excess value of this Lease, and such bonus or excess value shall be the sole property of Landlord. Tenant shall not assert any claim against Landlord or the taking authority for any compensation because of such taking (including any claim for bonus or excess value of this Lease); provided, however, if any portion of the Premises is taken, Tenant shall be granted the right to recover from the condemning authority (but not from Landlord) any compensation as may be separately awarded or recoverable by Tenant for the taking of Tenant’s furniture, fixtures, equipment and other personal property within the Premises, for Tenant’s relocation expenses, and for any loss of goodwill or other damage to Tenant’s business by reason of such taking.

18.3 Temporary Taking. In the event of a Taking of the Premises or any part thereof for temporary use, (a) this Lease shall be and remain unaffected thereby and Rent shall not abate, and (b) Tenant shall be entitled to receive for itself such portion or portions of any award made for such use with respect to the period of the taking which is within the Term, provided that if such taking shall remain in force at the expiration or earlier termination of this Lease, Tenant shall perform its obligations with respect to surrender of the Premises and shall pay to Landlord the portion of any award which is attributable to any period of time beyond the Term expiration date. For purpose of this Section 18.3, a temporary taking shall be defined as a taking for a period of one hundred eighty (180) days or less.

18.4 Waiver. Tenant hereby waives any rights it may have pursuant to any applicable Laws (including, without limitation, to the extent the Premises are located in California, any rights Tenant might otherwise have pursuant to Section 1265.130 of the California Code of Civil Procedure) and agrees that the provisions hereof shall govern the parties’ rights in the event of any Taking.

ARTICLE 19 - WAIVER OF CLAIMS; WAIVER OF SUBROGATION

19.1 Tenant Waiver. Tenant hereby waives its rights against Landlord for any claims of damages or losses, including any deductibles and self-insured amounts, which are caused by or result from (a) any occurrence insured under any property insurance policy carried by Tenant, or (b) any occurrence which would have been covered under any property insurance required to be obtained and maintained by Tenant under this Lease had such insurance been obtained and maintained as required. The foregoing waiver shall be in addition to, and not a limitation of, any other waivers or releases contained in this Lease.

19.2 Waiver of Insurers. Tenant and Landlord shall each cause their property damage (first party) insurance policy to provide that the insurer waives all rights of recovery by way of subrogation against the other party, in connection with any claims, losses and damages covered by such policy. If such waivers of subrogation are contained in their respective property damage insurance policies, Landlord and Tenant waive any right that either may have against the other on account of any loss or damage to their respective property to the extent that the loss or damage is insured under their respective insurance policies. If either party fails to maintain insurance for an insurable loss, such loss shall be deemed to be self-insured with a deemed full waiver of subrogation as set forth in the immediately preceding sentence

ARTICLE 20 - ASSIGNMENT AND SUBLETTING

20.1 Restriction on Transfer. Except with respect to a Permitted Transfer pursuant to Section 20.6 below, Tenant shall not, without the prior written consent of Landlord, which consent Landlord will not unreasonably withhold, assign this Lease or any interest herein or sublet the Premises or any part thereof, or permit the use or occupancy of the Premises by any party other than Tenant (any such assignment, encumbrance, sublease, license or the like being sometimes referred to as a “Transfer”). In no event may Tenant encumber or hypothecate this Lease or the Premises. This prohibition against Transfers shall be construed to include a prohibition against any assignment or subletting by operation of law. Any Transfer without Landlord’s consent (except for a Permitted Transfer pursuant to Section 20.6 below) shall constitute a default by Tenant under this Lease, and in addition to all of Landlord’s other remedies at law, in equity or under this Lease, such Transfer shall be voidable at Landlord’s election. For purposes of this Article 20, other than with respect to a Permitted Transfer under Section 20.6 and transfers of stock of Tenant if Tenant is a publicly-held corporation and such stock is transferred publicly over a recognized security exchange or over-the-counter market, if Tenant is a corporation, partnership or other entity, any transfer, assignment, encumbrance or hypothecation of fifty-one percent (51%) or more (individually or in the aggregate) of any stock or other ownership interest in such entity, and/or any transfer, assignment, hypothecation or encumbrance of any controlling ownership or voting interest in such entity, shall be deemed an assignment of this Lease and shall be subject to all of the restrictions and provisions contained in this Article 20.

20.2 Landlord’s Options. If Tenant desires to effect a Transfer, then at least twenty (20) days prior to the date when Tenant desires the Transfer to be effective (the “Transfer Date”), Tenant shall deliver to Landlord written notice (“Transfer Notice”) setting forth the terms and conditions of the proposed Transfer and the identity of the proposed assignee, sublessee or other transferee (sometimes referred to hereinafter as a “Transferee”). Tenant shall also deliver to Landlord with the Transfer Notice, a current financial statement and such evidence of financial responsibility and standing as Landlord may reasonably require of the Transferee which have been certified or audited by a reputable independent accounting firm reasonably acceptable to Landlord, and such other information concerning the business background and financial condition of the proposed Transferee as Landlord may reasonably request. Except with respect to a Permitted Transfer, within fifteen (15) business days after Landlord’s receipt of any Transfer Notice, and any additional information requested by Landlord pursuant to this Section 20.2, Landlord will notify Tenant of its election to do one of the following: (a) consent to the proposed Transfer subject to such reasonable conditions as Landlord may impose in providing such consent; (b) refuse such consent, which refusal shall be on reasonable grounds; or (c) if for an assignment or sublease for seventy-five percent (75%) or more of the remainder of the Term, terminate this Lease as to such portion of the Premises which is proposed to be sublet or assigned and recapture such portion of the Premises for reletting by Landlord, which termination shall be effective as of the proposed Transfer Date. If Landlord exercises its option to terminate this Lease with respect to only a portion of the Premises following Tenant’s request for Landlord’s approval of the proposed sublease of such space, Landlord shall be responsible for the construction of any demising wall which Landlord reasonably deems necessary to separate such space from the remainder of the Premises.

20.3 Additional Conditions; Excess Rent. A condition to Landlord’s consent to any Transfer will be the delivery to Landlord of a true copy of the fully executed instrument of assignment, sublease, transfer or hypothecation, in form and substance reasonably satisfactory to Landlord, an original of Landlord’s standard consent form executed by both Tenant and the proposed Transferee, and an affirmation of guaranty in form satisfactory to Landlord executed by each guarantor of this Lease, if any. In addition, Tenant shall pay to Landlord as Additional Rent within thirty (30) days after receipt thereof, without affecting or reducing any other obligations of Tenant hereunder, fifty percent (50%) of any rent or other economic consideration received by Tenant as a result of any Transfer which exceeds, in the aggregate, (i) the total Rent which Tenant is obligated to pay Landlord under this Lease (prorated to reflect obligations allocable to any portion of the Premises subleased) for the applicable period, plus (ii) any reasonable brokerage commissions and attorneys’ fees actually paid by Tenant in connection with such Transfer, which commissions and fees shall, for purposes of the aforesaid calculation, be amortized on a straight-line basis over the term of such assignment or sublease. If Tenant effects a Transfer or requests the consent of Landlord to any Transfer (whether or not such Transfer is consummated), then, upon demand, and as a condition precedent to Landlord’s consideration of the proposed assignment or sublease, Tenant agrees to pay Landlord a non-refundable administrative fee of Five Hundred Dollars ($500.00), plus Landlord’s reasonable attorneys’ and paralegal fees and other costs incurred by Landlord in reviewing such proposed assignment or sublease (whether attributable to Landlord’s in-house attorneys or paralegals or otherwise). Acceptance of the Five Hundred Dollar ($500.00) administrative fee and/or reimbursement of Landlord’s attorneys’ and/or paralegal fees shall in no event obligate Landlord to consent to any proposed Transfer.

20.4 Reasonable Disapproval. Without limiting in any way Landlord’s right to withhold its consent on any reasonable grounds, it is agreed that Landlord will not be acting unreasonably in refusing to consent to a Transfer if, in Landlord’s reasonable opinion: (a) the proposed Transfer would result in more than two subleases of portions of the Premises being in effect at any one time during the Term; (b) the proposed assignee or subtenant does not have the financial capability to fulfill the obligations imposed by the Transfer; (c) the proposed Transferee is an existing tenant of the Building or Property and is negotiating with Landlord (or has negotiated with Landlord in the last three (3) months) for space in the Building or the Property; (d) the proposed Transferee is a governmental entity; (e) the portion of the Premises to be sublet or assigned is irregular in shape with inadequate means of ingress and egress; (f) the proposed Transfer involves a change of use of the Premises or would violate any exclusive use covenant to which Landlord is bound; (g) the Transfer would likely result in significant increase in the use of the parking areas by the Transferee’s employees or visitors, and/or significantly increase the demand upon utilities and services to be provided by Landlord to the Premises; or (h) the Transferee is not in Landlord’s reasonable opinion of reputable or good character or consistent with Landlord’s desired tenant mix for the Building.

20.5 No Release. No Transfer, occupancy or collection of rent from any proposed Transferee shall be deemed a waiver on the part of Landlord, or the acceptance of the Transferee as Tenant and no Transfer shall release Tenant of Tenant’s obligations under this Lease or alter the primary liability of Tenant to pay Rent and to perform all other obligations to be performed by Tenant hereunder. Landlord may require that any Transferee remit directly to Landlord on a monthly basis, all monies due Tenant by said Transferee, and each sublease shall provide that if Landlord gives said sublessee written notice that Tenant is in default under this Lease, said sublessee will thereafter make all payments due under the sublease directly to or as directed by Landlord, which payments will be credited against any payments due under this Lease. Tenant hereby irrevocably and unconditionally assigns to Landlord all rents and other sums payable under any sublease of the Premises; provided, however, that Landlord hereby grants Tenant a license to collect all such rents and other sums so long as Tenant is not in default under this Lease. Consent by Landlord to one Transfer shall not be deemed consent to any subsequent Transfer. In the event of default by any Transferee of Tenant or any successor of Tenant in the performance of any of the terms hereof, Landlord may proceed directly against Tenant without the necessity of exhausting remedies against such Transferee or successor. Landlord may consent to subsequent assignments of this Lease or sublettings or amendments or modifications to this Lease with assignees of Tenant, without notifying Tenant, or any successor of Tenant, and without obtaining its or their consent thereto and any such actions shall not relieve Tenant of liability under this Lease. To the extent the Premises are located in California, Tenant hereby waives (for itself and all persons claiming under Tenant) the provisions of Civil Code Section 1995.310 which grant Tenant the right to terminate this Lease if Landlord unreasonably withholds its consent.

20.6 Permitted Transfers. Notwithstanding the provisions of Section 20.1 above to the contrary, provided that Tenant is not then in default, Tenant may assign this Lease or sublet the Premises or any portion thereof (herein, a “Permitted Transfer”), without Landlord’s consent to any entity that controls, is controlled by or is under common control with Tenant, or to any entity resulting from a merger or consolidation with Tenant, or to any person or entity which acquires substantially all the assets of Tenant’s business as a going concern or in the event of a change of controlling interest of Tenant (each, a “Permitted Transferee”), provided that: (a) at least ten (10) days prior to such assignment or sublease, Tenant delivers to Landlord a reasonably detailed description of the proposed Transfer and the financial statements and other financial and background information of the assignee or sublessee described in Section 20.2 above (provided that, if prohibited by confidentiality in connection with a proposed assignment or sublease, then Tenant shall give Landlord written notice within five (5) business days after the effective date of the proposed assignment or sublease); (b) in the case of an assignment, the assignee assumes, in full, the obligations of Tenant under this Lease (or in the case of a sublease, the sublessee of a portion of the Premises or Term assumes, in full, the obligations of Tenant with respect to such portion) pursuant to an assignment and assumption agreement (or a sublease, as applicable) reasonably acceptable to Landlord, a fully executed copy of which is delivered to Landlord within thirty (30) days following the effective date of such assignment or subletting; (c) each guarantor of this Lease executes a reaffirmation of its guaranty in form satisfactory to Landlord; (d) the tangible net worth of the assignee or sublessee equals or exceeds that of Tenant as of the date immediately preceding the proposed Transfer; (e) Tenant remains fully liable under this Lease; (f) the use of the Premises is pursuant to Section 1.10 of this Lease; (g) such transaction is not entered into as a subterfuge to avoid the restrictions and provisions of this Article 20 and will not violate any exclusive use covenant to which Landlord is bound; and (h) with respect to a subletting only, Tenant and such Permitted Transferee execute Landlord’s commercially reasonable standard consent to sublease form; and (i) Tenant has not been in default, beyond any applicable notice and cure period, of any monetary provisions under this Lease more than two (2) times in any twelve (12) month period.

ARTICLE 21 - SURRENDER AND HOLDING OVER

21.1 Surrender of Premises. Upon the expiration or sooner termination of this Lease, Tenant shall surrender all keys for the Premises and exclusive possession of the Premises to Landlord broom clean and in good condition and repair, reasonable wear and tear excepted (and casualty damage excepted), with all of Tenant’s personal property, electronic, fiber, phone and data cabling and related equipment that is installed by or for the exclusive benefit of Tenant (to be removed in accordance with the National Electric Code and other applicable Laws) and those items, if any, of Alterations identified by Landlord pursuant to Section 13.2, removed therefrom and all damage caused by such removal repaired. If Tenant fails to remove by the expiration or sooner termination of this Lease all of its personal property and Alterations identified by Landlord for removal pursuant to Section 13.2, Landlord may, (without liability to Tenant for loss thereof), at Tenant’s sole cost and in addition to Landlord’s other rights and remedies under this Lease, at law or in equity: (a) remove and store such items in accordance with applicable Law; and/or (b) upon ten (10) days’ prior notice to Tenant, sell all or any such items at private or public sale for such price as Landlord may obtain as permitted under applicable Law. Landlord shall apply the proceeds of any such sale to any amounts due to Landlord under this Lease from Tenant (including Landlord’s attorneys’ fees and other costs incurred in the removal, storage and/or sale of such items), with any remainder to be paid to Tenant.

21.2 Holding Over. Tenant will not be permitted to hold over possession of the Premises after the expiration or earlier termination of the Term without the express written consent of Landlord, which consent Landlord may withhold in its sole and absolute discretion. If Tenant holds over after the expiration or earlier termination of the Term with or without the express written consent of Landlord, then, in addition to all other remedies available to Landlord, Tenant shall become a tenant at sufferance only, upon the terms and conditions set forth in this Lease so far as applicable (including Tenant’s obligation to pay all Additional Rent under this Lease), but at a Monthly Base Rent equal to one hundred fifty percent (150%) of the Monthly Base Rent applicable to the Premises immediately prior to the date of such expiration or earlier termination. Any such holdover Rent shall be paid on a per month basis without reduction for partial months during the holdover. Acceptance by Landlord of Rent after such expiration or earlier termination shall not constitute consent to a hold over hereunder or result in an extension of this Lease. This Section 21.2 shall not be construed to create any express or implied right to holdover beyond the expiration of the Term or any extension thereof. To the extent the damages are not covered by the holdover rate, Tenant shall be liable, and shall pay to Landlord within ten (10) days after demand, for all losses incurred by Landlord as a result of such holdover, including without limitation, any claim for damages made by a succeeding tenant. The foregoing provisions of this Section 21.2 are in addition to, and do not affect, Landlord’s right of re-entry or any other rights of Landlord hereunder or otherwise at law or in equity.

ARTICLE 22 - DEFAULTS

22.1 Tenant’s Default. The occurrence of any one or more of the following events shall constitute a “Default” under this Lease by Tenant:

a. the abandonment of the Premises by Tenant;

b. the failure by Tenant to make any payment of Rent, Additional Rent or any other payment required to be made by Tenant hereunder, where such failure continues for three (3) business days after written notice thereof from Landlord that such payment was not received when due; provided that if Landlord provides two (2) or more notices of late payment within any twelve (12) month period, then the third failure of Tenant to make any payment of Rent or any other payment required to be made by Tenant hereunder when due in the twelve (12) month period following the second (2nd) such notice shall be an automatic Default without notice from Landlord;

c. the failure by Tenant to observe or perform any of the express or implied covenants or provisions of this Lease to be observed or performed by Tenant, other than as specified in Sections 22.1(a) or (b) above, where such failure shall continue for a period of ten (10) days after written notice thereof from Landlord to Tenant; provided, however, that if the nature of Tenant’s default is such that it may be cured but more than ten (10) days are reasonably required for its cure, then Tenant shall not be deemed to be in default if Tenant shall commence such cure within said ten (10) day period and thereafter diligently prosecute such cure to completion, which completion shall occur not later than sixty (60) days from the date of such notice from Landlord; or

d. A general assignment by Tenant or any guarantor or surety of Tenant’s obligations hereunder (“Guarantor”) for the benefit of creditors;

e. The filing of a voluntary petition in bankruptcy by Tenant or any Guarantor, the filing by Tenant or any Guarantor of a voluntary petition for an arrangement, the filing by or against Tenant or any Guarantor of a petition, voluntary or involuntary, for reorganization, or the filing of an involuntary petition by the creditors of Tenant or any Guarantor, said involuntary petition remaining undischarged for a period of one hundred twenty (120) days;

f. Receivership, attachment, or other judicial seizure of substantially all of Tenant’s assets on the Premises, such attachment or other seizure remaining undismissed or undischarged for a period of thirty (30) days after the levy thereof;

g. Death or disability of Tenant or any Guarantor, if Tenant or such Guarantor is a natural person, or the failure by Tenant or any Guarantor to maintain its legal existence, if Tenant or such Guarantor is a corporation, partnership, limited liability company, trust or other legal entity.

Any notice sent by Landlord to Tenant pursuant to this Section 22.1 shall be in lieu of, and not in addition to, any notice required under any applicable Law.

22.2 Landlord’s Default. If Landlord defaults in performing any of its non-structural repair and maintenance obligations to the Premises as expressly stated in this Lease (including, without limitation, repair of the roof membrane of the Building) and such default creates a risk of imminent injury to person or substantial property damage, or unreasonably and materially interferes with Tenant’s ability to conduct its business at the Leased Premises, and Landlord has not cured such default within ten (10) business days after Tenant shall have given Landlord written notice specifying such default, and in the case of any such default which cannot with due diligence and in good faith be cured within ten (10) business days, within such additional period, if any, as may be reasonably required to cure such default with due diligence and in good faith (it being intended that, in connection with any such default which is not susceptible of being cured with due diligence and in good faith within ten (10) business days, the time within which Landlord is required to cure such default shall be extended for such additional period as may be necessary for the curing thereof with due diligence and in good faith), then Tenant, without being obligated to do so, shall have the right, but not the obligation, to perform the nonstructural repair or maintenance obligation to the Premises which Landlord failed to perform. The full amount of the reasonable costs and expenses so incurred by Tenant (the “Reimbursable Costs”) shall be paid by Landlord to Tenant, within thirty (30) days after written demand therefor (provided that such written demand is accompanied by reasonable documented evidence of the Reimbursable Costs). Tenant shall give advance notice by telephone to the individual from time to time designated by Landlord to receive such notice of Tenant’s intentions to exercise its rights under this Section in the case of an emergency.

ARTICLE 23 - REMEDIES OF LANDLORD

23.1 Landlord’s Remedies; Termination. In the event of any such Default by Tenant, in addition to any other remedies available to Landlord under this Lease, at law or in equity (including, without limitation, to the extent the Premises are located in California, the remedies of Civil Code Section 1951.4 and any successor statute or similar Law, which provides that Landlord may continue this Lease in effect following Tenant’s breach and abandonment and collect rent as it falls due, if Tenant has the right to sublet or assign, subject to reasonable limitations), Landlord shall have the immediate option to terminate this Lease and all rights of Tenant hereunder and to re-enter the Premises and remove all persons and property from the Premises; such property may be removed, stored and/or disposed of as permitted by applicable Law. If Landlord shall elect to so terminate this Lease, then Landlord may recover from Tenant: (a) the worth at the time of award of any unpaid Rent which had been earned at the time of such termination; plus (b) the worth at the time of the award of the amount by which the unpaid Rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus (c) the worth at the time of award of the amount by which the unpaid Rent for the balance of the term after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided; plus (d) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform its obligations under this Lease or which, in the ordinary course of things, would be likely to result therefrom including, but not limited to: the total unamortized sum of any Abated Amount (amortized on a straight line basis over the initial Term of this Lease), tenant improvement costs; attorneys’ fees; brokers’ commissions; any costs required to return the Premises to the conditioned required at the end of the Term; the costs of refurbishment, alterations, renovation and repair of the Premises; and removal (including the repair of any damage caused by such removal) and storage (or disposal) of Tenant’s personal property, equipment, fixtures, Alterations, Tenant Improvements and any other items which Tenant is required under this Lease to remove but does not remove; plus (e) all other monetary damages allowed under applicable Law.

As used in Sections 23.1(a) and 23.1(b) above, the “worth at the time of award” is computed by allowing interest at the Interest Rate set forth in the Summary. As used in Section 23.1(c) above, the “worth at the time of award” is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%). To the extent the Premises are located in California, Tenant hereby waives for Tenant and all those claiming under Tenant all right now or hereafter existing including, without limitation, any rights under California Code of Civil Procedure Sections 1174 and 1179 and Civil Code Section 1950.7 to redeem by order or judgment of any court or by any legal process or writ, Tenant’s right of occupancy of the Premises after any termination of this Lease.

23.2 Landlord’s Remedies; Continuation of Lease; Re-Entry Rights. In the event of any such Default by Tenant, in addition to any other remedies available to Landlord under this Lease, at law or in equity, Landlord shall also have the right to (a) continue this Lease in effect after Tenant’s breach and abandonment and recover Rent as it becomes due, and (b) with or without terminating this Lease, to re-enter the Premises and remove all persons and property from the Premises; such property may be removed, stored and/or disposed of as permitted by applicable Law. No re-entry or taking possession of the Premises by Landlord pursuant to this Section 23.2, and no acceptance of surrender of the Premises or other action on Landlord’s part, shall be construed as an election to terminate this Lease unless a written notice of such intention be given to Tenant or unless the termination thereof be decreed by a court of competent jurisdiction. No notice from Landlord or notice given under a forcible entry and detainer statute or similar Laws will constitute an election by Landlord to terminate this Lease unless such notice specifically so states. Notwithstanding any reletting without termination by Landlord because of any Default, Landlord may at any time after such reletting elect to terminate this Lease for any such Default.

23.3 Landlord’s Right to Perform. Except as specifically provided otherwise in this Lease, all covenants and agreements by Tenant under this Lease shall be performed by Tenant at Tenant’s sole cost and expense and without any abatement or offset of Rent. In the event of any Default by Tenant, Landlord may, without waiving or releasing Tenant from any of Tenant’s obligations, make such payment or perform such other act as required to cure such Default on behalf of Tenant. All sums so paid by Landlord and all necessary incidental costs incurred by Landlord in performing such other acts shall be payable by Tenant to Landlord within five (5) days after demand therefor as Additional Rent.

23.4 Rights and Remedies Cumulative. All rights, options and remedies of Landlord contained in this Article 23 and elsewhere in this Lease shall be construed and held to be cumulative, and no one of them shall be exclusive of the other, and Landlord shall have the right to pursue any one or all of such remedies or any other remedy or relief which may be provided by law or in equity, whether or not stated in this Lease. Nothing in this Article 23 shall be deemed to limit or otherwise affect Tenant’s indemnification of Landlord pursuant to any provision of this Lease.

23.5 Costs Upon Default and Litigation. Tenant shall pay to Landlord and its Mortgagees as Additional Rent all the expenses incurred by Landlord or its Mortgagees in connection with any default by Tenant hereunder or the exercise of any remedy by reason of any default by Tenant hereunder, including reasonable attorneys’ fees and expenses. If Landlord or its Mortgagees shall be made a party to any litigation commenced against Tenant or any litigation pertaining to this Lease or the Premises, at the option of Landlord and/or its Mortgagees, Tenant, at its expense, shall provide Landlord and/or its Mortgagees with counsel approved by Landlord and/or its Mortgagees and shall pay all costs incurred or paid by Landlord and/or its Mortgagees in connection with such litigation.

ARTICLE 24 - ENTRY BY LANDLORD

Landlord and its employees and agents shall at all reasonable times, upon not less than forty-eight (48) house advance notice (which may be communicated verbally to Tenant at the Premises and no such notice is required in an emergency), have the right to enter the Premises to inspect the same, to supply any service required to be provided by Landlord to Tenant under this Lease, to exhibit the Premises to prospective lenders or purchasers (or during the last year of the Term or during any default beyond any applicable notice and cure periods by Tenant, to prospective tenants), to post notices of non-responsibility, and/or to alter, improve or repair the Premises or any other portion of the Building or Property, all without being deemed guilty of or liable for any breach of Landlord’s covenant of quiet enjoyment or any eviction of Tenant, and without abatement of Rent. In exercising such entry rights, Landlord shall use reasonable efforts to minimize, to the extent reasonably practicable, the interference with Tenant’s business, and shall provide Tenant with reasonable advance notice (oral or written) of such entry (except in emergency situations and for scheduled services). For each of the foregoing purposes, Landlord shall at all times have and retain a key with which to unlock all of the doors in, upon and about the Premises, excluding Tenant’s vaults and safes, provided Landlord shall not enter the Premises without said prior notice or unaccompanied by Tenant unless in an emergency. Any entry to the Premises obtained by Landlord by any of said means or otherwise shall not under any circumstances be construed or deemed to be a forcible or unlawful entry into, or a detainer of, the Premises, or an eviction of Tenant from the Premises or any portion thereof, or grounds for any abatement or reduction of Rent and Landlord shall not have any liability to Tenant for any damages or losses on account of any such entry by Landlord unless due to Landlord’s gross negligence or willful misconduct.

ARTICLE 25 - LIMITATION ON LANDLORD’S LIABILITY

Notwithstanding anything contained in this Lease to the contrary, the obligations of Landlord under this Lease (including as to any actual or alleged breach or default by Landlord) do not constitute personal obligations of the individual members, managers, investors, partners, directors, officers, or shareholders of Landlord or Landlord’s members or partners, and Tenant shall not seek recourse against the individual members, managers, investors, partners, directors, officers, or shareholders of Landlord or Landlord’s members or partners or any other persons or entities having any interest in Landlord, or any of their personal assets for satisfaction of any liability with respect to this Lease. In addition, in consideration of the benefits accruing hereunder to Tenant and notwithstanding anything contained in this Lease to the contrary, Tenant hereby covenants and agrees for itself and all of its successors and assigns that the liability of Landlord for its obligations under this Lease (including any liability as a result of any actual or alleged failure, breach or default hereunder by Landlord), shall be limited solely to, and Tenant’s and its successors’ and assigns’ sole and exclusive remedy shall be against, Landlord’s interest in the Building, and no other assets of Landlord. The term “Landlord” as used in this Lease, so far as covenants or obligations on the part of the Landlord are concerned, shall be limited to mean and include only the owner or owners, at the time in question, of the fee title to, or a lessee’s interest in a ground lease of, the Property. In the event of any transfer or conveyance of any such title or interest (other than a transfer for security purposes only), the transferor shall be automatically relieved of all covenants and obligations on the part of Landlord contained in this Lease. Landlord and Landlord’s transferees and assignees shall have the absolute right to transfer all or any portion of their respective title and interest in the Premises, the Building, the Property and/or this Lease without the consent of Tenant, and such transfer or subsequent transfer shall not be deemed a violation on Landlord’s part of any of the terms and conditions of this Lease.

ARTICLE 26 - SUBORDINATION

Tenant accepts this Lease subject and subordinate to any mortgage(s), deed(s) of trust, ground lease(s) or other lien(s) now or subsequently arising upon the Premises, the Building or the Property, and to renewals, modifications, refinancings and extensions thereof (collectively referred to as a “Mortgage”). This clause shall be self-operative, but no later than ten (10) business days after written request from Landlord or any holder of a

Mortgage (each, a “Mortgagee” and collectively, “Mortgagees”), Tenant shall execute a commercially reasonable subordination agreement. As an alternative, a Mortgagee shall have the right at any time to subordinate its Mortgage to this Lease. No later than ten (10) business days after written request by Landlord or any Mortgagee, Tenant shall, without charge, attorn to any successor to Landlord’s interest in this Lease. Tenant hereby waives its rights under any current or future Law which gives or purports to give Tenant any right to terminate or otherwise adversely affect this Lease and the obligations of Tenant hereunder in the event of any such foreclosure proceeding or sale. Should Tenant fail to sign and return any such documents within said ten (10) business day period, Tenant shall be in default hereunder.

Landlord has informed Tenant that the Property is currently encumbered by a Mortgage. Landlord shall request the Mortgagee (or its servicer) of the existing Mortgage as of the date hereof to issue its standard subordination, non-disturbance and attornment agreement (“SNDA”), pursuant to which such beneficiary agrees to recognize this Lease in the event of default under such Mortgage or sale under such Mortgage, so long as Tenant is not in default hereunder and the SNDA may include such other provision as described in the following paragraph. Landlord’s sole obligation under this section is to use commercially reasonable efforts to obtain such SNDA, which efforts shall be deemed to mean that Landlord shall request such Mortgagee (or its servicer) issue such SNDA and pay the administrative cost (if any) charged by the Mortgagee for such request and for the Mortgagee’s costs to prepare the initial draft of the SNDA. Tenant is responsible for paying all costs and expenses to negotiate any changes to the SNDA, including, without limitation, the lender attorneys’ fees and disbursements. Obtaining the SNDA is not a condition precedent or subsequent to the Lease, nor a breach of Landlord’s obligation. The failure of such lender to issue its SNDA shall not relieve Tenant of any of its obligations under the Lease.

In addition, notwithstanding anything in this Article 26 to the contrary, if Tenant notifies Landlord that Tenant request that Landlord ask any future Mortgagee to provide Tenant with a non-disturbance, subordination, and attornment agreement in favor of Tenant from any such Mortgagee who comes into existence after the date of this Lease, Landlord shall make such request with such future Mortgagee Such non-disturbance, subordination, and attornment agreement in favor of Tenant shall provide that, so long as Tenant is paying the rent due under the Lease and is not otherwise in default under the Lease beyond any applicable cure period, its right to possession and the other terms of the Lease shall remain in full force and effect. Such non-disturbance, subordination, and attornment agreement may include other commercially reasonable provisions in favor of the Mortgagee, including, without limitation, additional time on behalf of the Mortgagee to cure defaults of the Landlord and provide that (a) neither Mortgagee nor any successor-in-interest shall be bound by (i) any payment of the Base Rent or any Additional Rent or other sum due under this Lease for more than 1 month in advance or (ii) any amendment or modification of the Lease made without the express written consent of Mortgagee or any successor-in-interest; (b) neither Mortgagee nor any successor-in-interest will be liable for (i) any act or omission or warranties of any prior landlord (including Landlord), (ii) the breach of any warranties or obligations relating to construction of improvements on the property or any tenant finish work performed or to have been performed by any prior landlord (including Landlord), or (iii) the return of any security deposit, except to the extent such deposits have been received by mortgagee; and (c) neither Mortgagee nor any successor-in-interest shall be subject to any offsets or defenses which Tenant might have against any prior landlord (including Landlord), Landlord’s sole obligation under this paragraph is to request such agreement. Tenant is responsible for paying all costs and expenses for such agreement, including, without limitation, the lender attorneys’ fees and disbursements. Obtaining such agreement is not a condition precedent or subsequent to this Lease, nor a breach of Landlord’s obligation. The failure of such lender to issue such agreement shall not relieve Tenant of any of its obligations under the Lease, but Tenant’s subordination of this Lease to such future is conditioned upon such future Mortgage non terminate this Lease as provided in this paragraph.

ARTICLE 27 - ESTOPPEL CERTIFICATE

Within ten (10) business days following Landlord’s written request, Tenant shall execute and deliver to Landlord an estoppel certificate, in a form substantially similar to the form of Exhibit F attached hereto. Any such estoppel certificate delivered pursuant to this Article 27 may be relied upon by any mortgagee, beneficiary, purchaser or prospective purchaser of any portion of the Property, as well as their assignees. Tenant’s failure to deliver such estoppel certificate following an additional two (2) business day cure period after notice shall constitute a default hereunder. Tenant’s failure to deliver such certificate within such time shall be conclusive upon Tenant that this Lease is in full force and effect, without modification except as may be represented by Landlord, that there are no uncured defaults in Landlord’s performance, and that not more than one (1) month’s Rent has been paid in advance.

ARTICLE 28 - RELOCATION OF PREMISES

Intentionally deleted.

ARTICLE 29 - MORTGAGEE PROTECTION

If, in connection with Landlord’s obtaining or entering into any financing or ground lease for any portion of the Building or Property, the lender or ground lessor shall request modifications to this Lease, Tenant shall, within thirty (30) days after request therefor, execute an amendment to this Lease including such modifications, provided such modifications are reasonable, do not increase the obligations of Tenant hereunder, or adversely affect the leasehold estate created hereby or Tenant’s rights hereunder. In the event of any default on the part of Landlord, Tenant will give notice by registered or certified mail to any beneficiary of a deed of trust or mortgagee covering the Premises or ground lessor of Landlord whose address shall have been furnished to Tenant, and shall offer such beneficiary, mortgagee or ground lessor a reasonable opportunity to cure the default (including with respect to any such beneficiary or mortgagee, time to obtain possession of the Premises, subject to this Lease and Tenant’s rights hereunder, by power of sale or judicial foreclosure, if such should prove necessary to effect a cure).

ARTICLE 30 - QUIET ENJOYMENT

Landlord covenants and agrees with Tenant that, upon Tenant performing all of the covenants and provisions on Tenant’s part to be observed and performed under this Lease (including payment of Rent hereunder), Tenant shall have the right to use and occupy the Premises in accordance with and subject to the terms and conditions of this Lease as against all persons claiming by, through or under Landlord. This covenant shall be binding upon Landlord and its successors only during its or their respective periods of ownership of the Building.

ARTICLE 31 - MISCELLANEOUS PROVISIONS

31.1 Broker. Tenant represents that it has not had any dealings with any real estate broker, finder or intermediary with respect to this Lease, other than the Brokers specified in the Summary. Tenant shall indemnify, protect, defend (by counsel reasonably approved in writing by Landlord) and hold Landlord harmless from and against any and all claims, judgments, suits, causes of action, damages, losses, liabilities and expenses (including attorneys’ fees and court costs) resulting from any breach by Tenant of the foregoing representation, including, without limitation, any claims that may be asserted against Landlord by any broker, agent or finder undisclosed by Tenant herein. Landlord shall indemnify, protect, and hold Tenant harmless from and against any and all claims, judgments, suits, causes of action, damages, losses, liabilities and expenses (including attorneys’ fees and court costs) resulting from any other brokers claiming to have represented Landlord in connection with this Lease. The foregoing indemnities shall survive the expiration or earlier termination of this Lease. Landlord shall pay to the Brokers the brokerage fee, if any, pursuant to a separate written agreement between Landlord and Brokers.

31.2 Governing Law. This Lease shall be governed by, and construed pursuant to, the laws of the state in which the Building is located. Venue for any litigation between the parties hereto concerning this Lease or the occupancy of the Premises shall be initiated in the county in which the Premises are located. The parties shall comply with all governmental and quasi-governmental laws, ordinances and regulations applicable to the Building, Property and/or the Premises, and all rules and regulations adopted pursuant thereto and all covenants, conditions and restrictions applicable to and/or of record against the Building, Property and/or the Site (individually, a “Law” and collectively, the “Laws”).

31.3 Successors and Assigns. Subject to the provisions of Article 25 above, and except as otherwise provided in this Lease, all of the covenants, conditions and provisions of this Lease shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective heirs, personal representatives and permitted successors and assigns; provided, however, no rights shall inure to the benefit of any Transferee of Tenant unless the Transfer to such Transferee is made in compliance with the provisions of Article 20, and no options or other rights which are expressly made personal to the original Tenant hereunder or in any rider attached hereto shall be assignable to or exercisable by anyone other than the original Tenant and any Permitted Transferee under this Lease.

31.4 No Merger. The voluntary or other surrender of this Lease by Tenant or a mutual termination thereof shall not work as a merger and shall, at the option of Landlord, either (a) terminate all or any existing subleases, or (b) operate as an assignment to Landlord of Tenant’s interest under any or all such subleases.

31.5 Professional Fees. If either Landlord or Tenant should bring suit (or alternate dispute resolution proceedings) against the other with respect to this Lease, including for unlawful detainer, forcible entry and detainer, or any other relief against the other hereunder, then all costs and expenses incurred by the prevailing party therein (including, without limitation, its actual appraisers’, accountants’, attorneys’ and other professional fees, expenses and court costs), shall be paid by the other party, including any and all costs incurred in enforcing, perfecting and executing such judgment and all reasonable costs and attorneys’ fees associated with any appeal. Further, if for any reason Landlord consults legal counsel or otherwise incurs any costs or expenses as a result of its proper attempt to enforce the provisions of this Lease against Tenant, even though no litigation is commenced, or if commenced is not pursued to final judgment. Tenant shall be obligated to pay to Landlord, in addition to all other amounts for which Tenant is obligated hereunder, all of Landlord’s reasonable costs and expenses incurred in connection with any such acts, including attorneys’ fees incurred associated with any appeal.

31.6 Waiver. The waiver by either party of any breach by the other party of any term, covenant or condition herein contained shall not be deemed to be a waiver of any subsequent breach of the same or any other term, covenant and condition herein contained, nor shall any custom or practice which may become established between the parties in the administration of the terms hereof be deemed a waiver of, or in any way affect, the right of any party to insist upon the performance by the other in strict accordance with said terms. No waiver of any default of either party hereunder shall be implied from any acceptance by Landlord or delivery by Tenant (as the case may be) of any Rent or other payments due hereunder or any omission by the non-defaulting party to take any action on account of such default if such default persists or is repeated, and no express waiver shall affect defaults other than as specified in said waiver.

31.7 Terms and Headings. The words “Landlord” and “Tenant” as used herein shall include the plural as well as the singular. Words used in any gender include other genders. The Article and Section headings of this Lease are not a part of this Lease and shall have no effect upon the construction or interpretation of any part hereof. Any deletion of language from this Lease prior to its execution by Landlord and Tenant shall not be construed to raise any presumption, canon of construction or implication, including, without limitation, any implication that the parties intended thereby to state the converse of the deleted language. The parties here to acknowledge and agree that each has participated in the negotiation and drafting of this Lease; therefore, in the event of an ambiguity in, or dispute regarding the interpretation of, this Lease, the interpretation of this Lease shall not be resolved by any rule of interpretation providing for interpretation against the party who caused the uncertainty to exist or against the draftsman.

31.8 Time. Time is of the essence with respect to performance of every provision of this Lease in which time or performance is a factor.

31.9 Business Day. A “business day” is Monday through Friday, excluding holidays observed by the United States Postal Service and reference to 5:00 p.m. is to the time zone of the recipient. Whenever action must be taken (including the giving of notice or the delivery of documents) under this Lease during a certain period of time (or by a particular date) that ends (or occurs) on a non-business day, then such period (or date) shall be extended until the immediately following business day.

31.10 Payments and Notices. All Rent and other sums payable by Tenant to Landlord hereunder shall be paid to Landlord at the address designated in the Summary, or to such other persons and/or at such other places as Landlord may hereafter designate in writing. Any notice required or permitted to be given hereunder must be in writing and may be given by personal delivery (including delivery by nationally recognized overnight courier or express mailing service), or by registered or certified mail, postage prepaid, return receipt requested, addressed to Tenant at the address(es) designated in the Summary, or to Landlord at the address(es) designated in the Summary. Either party may, by written notice to the other, specify a different address for notice purposes. Notice given in the foregoing manner shall be deemed given (i) upon confirmed transmission if sent by facsimile transmission, provided such transmission is prior to 5:00 p.m. on a business day (if such transmission is after 5:00 p.m. on a business day or is on a non-business day, such notice will be deemed’ given on the following business day), (ii) when actually received or refused by the party to whom sent if delivered by a carrier or personally served or (iii) if mailed, on the day of actual delivery or refusal as shown by the certified mail return receipt or the expiration of three (3) business days after the day of mailing, whichever first occurs.

31.11 Prior Agreements; Amendments. This Lease, including the Summary and all Exhibits attached hereto, contains all of the covenants, provisions, agreements, conditions and understandings between Landlord and Tenant concerning the Premises and any other matter covered or mentioned in this Lease, and no prior agreement or understanding, oral or written, express or implied, pertaining to the Premises or any such other matter shall be effective for any purpose. No. provision of this Lease may be amended or added to except by an agreement in writing signed by the parties hereto or their respective successors in interest. The parties acknowledge that all prior agreements, representations and negotiations are deemed superseded by the execution of this Lease to the extent they are not expressly incorporated herein.

31.12 Separability. The invalidity or unenforceability of any provision of this Lease shall in no way affect, impair or invalidate any other provision hereof, and such other provisions shall remain valid and in full force and effect to the fullest extent permitted by law.

31.13 Recording. Neither Landlord nor Tenant shall record this Lease or a short form memorandum of this Lease.

31.14 Accord and Satisfaction. No payment by Tenant or receipt by Landlord of a lesser amount than the Rent payment herein stipulated shall be deemed to be other than on account of the Rent, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as Rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such Rent or pursue any other remedy provided in this Lease. Tenant agrees that each of the foregoing covenants and agreements shall be applicable to any covenant or agreement either expressly contained in this Lease or imposed by any statute or at common law.

31.15 Financial Statements. Upon ten (10) business days prior written request from Landlord (which Landlord may make at any time during the Term including in connection with Tenant’s exercise of any Option in this Lease, but no more often that two (2) times in any calendar year, other than in the event of a default by Tenant during such calendar year beyond any applicable notice or cure periods, or the exercise of any Option in such calendar year, when such limitation shall not apply), Tenant shall deliver to Landlord (a) a current unaudited financial statement of Tenant and any guarantor of this Lease and the most recent audited financial statement of Tenant to the extent Tenant has an audited financial statement, and (b) financial statements of Tenant and such guarantor for the two (2) years prior to the current financial statement year. Such statements shall be prepared in accordance with generally acceptable accounting principles and certified as true in all material respects by Tenant (if Tenant is an individual) or by an authorized officer, member/manager or general partner of Tenant (if Tenant is a corporation, limited liability company or partnership, respectively). Landlord shall keep all financial statements of Tenant confidential, except that (i) Landlord shall have the right to disclose such statements to prospective purchasers and lenders and to Landlord’s partners, property managers, consultants and advisors, including accountants and attorneys, provided that Landlord first advises such parties of the confidential nature of such financial statements, and otherwise as required by law or legal process, and (ii) Landlord shall have no obligation to maintain the confidentiality of any financial statements or other information which has been filed with the SEC or is otherwise in the public domain.

31.16 No Partnership. Landlord does not, in any way or for any purpose, become a partner of Tenant in the conduct of its business, or otherwise, or joint venture or a member of a joint enterprise with Tenant by reason of this Lease.

31.17 Force Majeure. If either party hereto shall be delayed or hindered in or prevented from the performance of any act required hereunder by reason of strikes, lock-outs, labor troubles, inability to procure materials, failure of power, governmental moratorium or other governmental action or inaction (including, without limitation, failure, refusal or delay in issuing permits, approvals and/or authorizations), injunction or court order, riots, insurrection, war, terrorism, bioterrorism, fire, earthquake, inclement weather including rain, flood or other natural disaster or other reason of a like nature not the fault of the party delaying in performing work or doing acts required under the terms of this Lease (but excluding delays due to financial inability) (herein collectively, “Force Majeure Delay(s)”), then performance of such act shall be excused for the period of such Force Majeure Delay and the period for the performance of any such act shall be extended for a period equivalent to the period of such delay. The provisions of this Section 31.17 shall not apply to nor operate to excuse Tenant from the payment of Monthly Base Rent, or any Additional Rent or any other payments strictly in accordance with the terms of this Lease.

31.18 Counterparts. This Lease may be executed in one or more counterparts, each of which shall constitute an original and all of which shall be one and the same agreement.

31.19 Nondisclosure of Lease Terms. Tenant acknowledges and agrees that the terms of this Lease are confidential and constitute proprietary information of Landlord. Disclosure of the terms could adversely affect the ability of Landlord to negotiate other leases and impair Landlord’s relationship with other tenants. Accordingly, Tenant agrees that it, and its partners, officers, directors, shareholders, members, managers, employees, agents and attorneys, shall not intentionally and voluntarily disclose the terms and conditions of this Lease to any newspaper or other publication or any other tenant or apparent prospective tenant of the Building or other portion of the Property, or real estate agent, either directly or indirectly, without the prior written consent of Landlord, provided, however, that Tenant may disclose the terms to prospective subtenants or assignees under this Lease.

31.20 Tenant’s Authority. If Tenant executes this Lease as a partnership, corporation or limited liability company, then Tenant and the persons and/or entities executing this Lease on behalf of Tenant represent and warrant that: (a) Tenant is a duly organized and existing partnership, corporation or limited liability company, as the case may be, and is qualified to do business in the state in which the Building is located; (b) such persons and/or entities executing this Lease are duly authorized to execute and deliver this Lease on Tenant’s behalf; and (c) this Lease is binding upon Tenant in accordance with its terms. Tenant shall provide to Landlord a copy of any documents reasonably requested by Landlord evidencing such qualification, organization, existence and authorization within ten (10) days after Landlord’s request. Tenant represents and warrants to Landlord that Tenant is not, and the entities or individuals constituting Tenant or which may own or control Tenant or which may be owned or controlled by Tenant are not, (i) in violation of any Laws relating to terrorism or money laundering, or (ii) among the individuals or entities identified on any list compiled pursuant to Executive Order 13224 for the purpose of identifying suspected terrorists or on the most current list published by the U.S. Treasury Department Office of Foreign Assets Control at its official website, http://www.treas.gov/ofac/tllsdn.pdf or any replacement website or other replacement official publication of such list.

31.21 Joint and Several Liability. If more than one person or entity executes this Lease as Tenant: (a) each of them is and shall be jointly and severally liable for the covenants, conditions, provisions and agreements of this Lease to be kept, observed and performed by Tenant; and (b) the act or signature of, or notice from or to, any one or more of them with respect to this Lease shall be binding upon each and all of the persons and entities executing this Lease as Tenant with the same force and effect as if each and all of them had so acted or signed, or given or received such notice.

31.22 No Option. The submission of this Lease for examination or execution by Tenant does not constitute a reservation of or option for the Premises and this Lease shall not become effective as a Lease until it has been executed by Landlord and delivered to Tenant.

31.23 Options and Rights in General. Any option (each an “Option” and collectively, the “Options”), including without limitation, any option to extend, option to terminate, option to expand, right to lease, right of first offer, and/or right of first refusal, granted to Tenant is personal to the original Tenant executing this Lease or a Permitted Transferee and may be exercised only by the original Tenant executing this Lease or such Permitted Transferee while occupying the entire Premises and without the intent of thereafter assigning this Lease or subletting the Premises and may not be exercised or be assigned, voluntarily or involuntarily, by any person or entity other than the original Tenant executing this Lease or a Permitted Transferee. The Options, if any, granted to Tenant under this Lease are not assignable separate and apart from this Lease, nor may any Option be separated from this Lease in any manner, either by reservation or otherwise. Tenant will have no right to exercise any Option, notwithstanding any provision of the grant of option to the contrary, and Tenant’s exercise of any Option may be nullified by Landlord and deemed of no further force or effect, if (i) Tenant is in default under the terms of this Lease beyond any applicable notice or cure periods as of Tenant’s exercise of the Option in question or at any time after the exercise of any such Option and prior to the commencement of the Option event, or (ii) Tenant has sublet all or more than fifty percent (50%) of the Premises except pursuant to a Permitted Transfer. Each Option granted to Tenant, if any, is hereby deemed an economic term which Landlord, in its sole and absolute discretion, may or may not offer in conjunction with any future extensions of the Term.

31.24 Furniture. Tenant shall have the right to use certain furniture and furnishings located in the Premises as provided in Rider 4 to this Lease without the payment of additional charge.

[NO FURTHER TEXT ON THIS PAGE; SIGNATURES ON FOLLOWING PAGE]

IN WITNESS WHEREOF, Landlord and Tenant have caused this Lease to be executed the date first above written.

Tenant:

GIGAMON LLC, a Delaware limited liability company

By:	/s/ Aidan Cullen
Name:	AIDAN CULLEN
Title:	CHIEF FINANCIAL OFFICER

Landlord:

LBA REALTY FUND II - WBP II, LLC, a Delaware limited liability company

By:	/s/ Steven R. Briggs
Name:	Steven R. Briggs
Title:	Authorized Signatory

For LBA Office Use Only: Prepared & Reviewed by:	/s/ illegible

EXHIBIT A

PREMISES FLOOR PLAN

EXHIBIT A

EXHIBIT B

SITE PLAN

EXHIBIT B

EXHIBIT C

WORK LETTER AGREEMENT

This Exhibit C (“Work Letter”) forms a part of that certain Commercial/Industrial Lease (the “Lease”) by and between LBA Realty Fund II – WBP II, LLC, a Delaware limited liability company as Landlord, and Gigamon LLC, a Delaware limited liability company as Tenant, for the lease by Tenant of certain Premises in the Building at 598 Gibraltar Drive, Milpitas, California. All capitalized terms referred to in this Exhibit shall have the same meaning provided in the Lease, except where expressly provided to the contrary in this Exhibit.

1. OFFICE IMPROVEMENTS AND ALLOWANCE IMPROVEMENTS. Landlord shall construct the “Office Improvements” and the “Allowance Improvements” (as such terms are hereinafter defined). Pursuant to the terms of this Work Letter. The “Tenant Improvements” shall mean the Office Improvements and the Allowance Improvements.

2. OFFICE IMPROVEMENTS. Landlord shall construct four (4) private offices, including sidelight, as generally depicted in the Plans attached hereto as Schedule 1 (the “Office Improvements”), and except as provided below to the contrary, pay for the entire cost of constructing the Office Improvements.

Tenant may request changes to the Plans for the Office Improvements provided that (a) the changes shall not be of a lesser quality than Landlord’s standard specifications for such improvements for the Building, as the same may be changed from time to time by Landlord (the “Standards”); (b) the changes conform to applicable governmental regulations and necessary governmental permits and approvals can be secured; (c) the changes do not have any adverse affect on the structural integrity or systems of the Building; (d) the changes will not, in Landlord’s opinion, unreasonably delay construction of the Office Improvements or Allowance Improvements; and (f) Landlord has determined in its sole but reasonable discretion that the changes are of a nature and quality consistent with the overall objectives of Landlord for the Building. If Landlord approves a change requested by Tenant, then, as a condition to the effectiveness of Landlord’s approval, Tenant shall pay to Landlord upon demand by Landlord the increased cost attributable to such change, as reasonably determined by Landlord. To the extent any such change results in a delay of completion of construction of the Tenant Improvements, then such delay shall constitute a delay caused by Tenant as described below.

2.1 Construction of Office Improvements. ‘Landlord’s contractor shall commence and diligently proceed with the construction of the Office Improvements, subject to Tenant Delays (as described in Section 3 below) and Force Majeure Delays (as described in Section 4 below). Promptly upon the commencement of the Office Improvements, Landlord shall furnish Tenant with a construction schedule letter setting forth the projected completion dates therefor and showing the deadlines for any actions required to be taken by Landlord during such construction, and Landlord may from time to time during construction of the Office Improvements modify such schedule. Notwithstanding the foregoing, Landlord shall substantially complete the construction of the Office Improvements within ninety (90) days following the Commencement Date.

2.2 Substantial Completion; Punch-List. For purposes of this Section, the Office Improvements shall be deemed to be “substantially completed” when Landlord: (a) has substantially completed the Office Improvements in accordance with the final Plans for the Office Improvements, other than decoration and minor “punch-list” type items and adjustments which do not materially interfere with Tenant’s access to or use of the Premises; and (b) has obtained inspection sign off on the building permit for the Office Improvements to the extent required, exclusive of any work to be performed by Tenant and permits and governmental approvals required for Tenant to operate at the Premises. Within ten (10) days after such substantial completion of the Office Improvements, Tenant shall conduct a walk-through inspection of the Premises with Landlord and provide to Landlord a written punch-list specifying those decoration and other punch-list items which require completion, which items Landlord shall thereafter diligently complete and in any event completion must be satisfied within thirty (30) days of the written punch-list; provided, however, that Tenant shall be responsible, at Tenant’s sole cost and expense, for the remediation of any items on the punch-list caused by Tenant’s acts or omissions. In the absence of a walk-through, Tenant shall provide a list of repair items to Landlord within fifteen (15) days after such substantial completion, which Landlord agrees to complete within thirty (30) days after Landlord’s receipt of same.

2.3 Delivery. The parties estimate that Landlord will deliver possession of the Premises to Tenant and the Term of this Lease will commence on or before the Estimated Commencement Date set forth in Section 1.6 of the Summary. Landlord shall use its commercially reasonable efforts to cause the Office Improvements to be substantially completed as soon as is commercially reasonable after the date the Lease is fully executed by the parties, but in no event later ninety (90) days following the Commencement Date.

3. ALLOWANCE IMPROVEMENTS. As used in the Lease and this Work Letter Agreement, the term “Allowance Improvements” or “Allowance Improvement Work” means those items of general tenant improvement construction shown on the Final Allowance Improvement Plans (hereinafter defined). Landlord has agreed to provide the Allowance (as hereinafter defined) for payment of costs for the Allowance Improvements as provided in Section 3 and all subsections thereof in this Work Letter.

3.1 Allowance Improvement Notice. Tenant shall provide written notice to Landlord of Tenant’s desire to have the Allowance Improvements constructed by Landlord as provided in this Work Letter (the “Notice to Proceed”). The Notice to Proceed must be provided by Tenant sufficiently in advance of the Outside Date (hereinafter defined) to afford Landlord a commercially reasonable period of time to obtain the approved Allowance Improvement Final Plans (hereinafter defined) and substantially complete the Allowance Improvements within two (2) years after the date of the Lease is executed by the parties (the “Outside Date”). If Tenant does not

EXHIBIT C

provide the Notice to Proceed in sufficient time for the Allowance Improvements to be completed by the Outside Date, then Tenant shall not be eligible or entitled to the Allowance. For the purposes of this Section, “sufficiently in advance” and “sufficient time” shall mean at least three (3) months prior to the Outside Date.

3.2 Work Schedule for Allowance Improvements. Within a commercially reasonable period of time after Landlord’s receipt of the Notice to Proceed, Landlord will deliver to Tenant, for Tenant’s review and approval, a schedule (“Work Schedule”) which will set forth the timetable for the planning and completion of the installation of the Allowance Improvements. The Work Schedule will set forth each of the various items of work to be done or approval to be given by Landlord and Tenant in connection with the completion of the Allowance Improvements. The Work Schedule will be submitted to Tenant for its approval, which approval Tenant agrees not to unreasonably withhold, and, once approved by both Landlord and Tenant, the Work Schedule will become the basis for completing the Allowance Improvements, subject to adjustment when the Allowance Improvement Final Plans are done. All plans and drawings required for the Allowance Improvements and all work performed pursuant thereto are to be prepared and performed in accordance with the Work Schedule. Landlord may, from time to time during construction of the Allowance Improvements, modify the Work Schedule as Landlord reasonably deems appropriate. If Tenant fails to approve the Work Schedule or fails to respond to Landlord with further comments, as it may be modified after discussions between Landlord and Tenant within five (5) business days after the date the Work Schedule is first received by Tenant, the Work Schedule shall be deemed to be approved by Tenant as submitted.

3.3 Preparation of Space Plans. Tenant agrees to meet with Landlord’s architect and/or space planner for the purpose of promptly preparing preliminary space plans for the layout of the Allowance Improvements in the Premises (“Allowance Improvement Space Plans”). The Allowance Improvement Space Plans are to be sufficient to convey the architectural design of the Premises and layout of the Allowance Improvements therein and are to be submitted to Landlord in accordance with the Work Schedule for Landlord’s approval. If Landlord reasonably disapproves any aspect of the Allowance Improvement Space Plans, Landlord will advise Tenant in writing of such disapproval and the reasons therefor in accordance with the Work Schedule. Tenant will then submit to Landlord for Landlord’s approval, in accordance with the Work Schedule, a redesign of the Space Plans incorporating the revisions reasonably required by Landlord.

3.4 Preparation of Final Plans. Based on the approved Allowance Improvement Space Plans, and in accordance with the Work Schedule, Landlord’s architect will prepare complete architectural plans, drawings and specifications and complete engineered mechanical, structural and electrical working drawings for all of the Allowance Improvements for the Premises (collectively, the “Allowance Improvement Final Plans”). The Allowance Improvement Final Plans will be submitted to Tenant for signature to confirm that they are consistent with the Allowance Improvement Space Plans. If Tenant reasonably disapproves any aspect of the Allowance Improvement Final Plans based on any inconsistency with the Allowance Improvement Space Plans, Tenant agrees to advise Landlord in writing of such disapproval and the reasons therefor within the time frame set forth in the Work Schedule. In accordance with the Work Schedule, Landlord will, subject to Section 3.5 below, then cause Landlord’s architect to redesign the Allowance Improvement Final Plans incorporating the revisions reasonably requested by Tenant so as to make the Allowance Improvement Final Plans consistent with the Allowance Improvement Space Plans.

3.5 Requirements of Tenant’s Final Plans. Landlord will not unreasonably withhold its consent to changes in the Allowance Improvement Final Plans proposed by Tenant provided the Allowance Improvement Final Plans, as revised, will: (i) be compatible with the Building shell and with the design, construction and equipment of the Building; (ii) be comprised of the Building standards set forth in the written description thereof or of at least equal quality as such Building standards and approved by Landlord; (iii) comply with all applicable laws, ordinances, rules and regulations of all governmental authorities having jurisdiction, and all applicable insurance regulations; (iv) will not overload the Building floors; and (v) be of a nature and quality consistent with the overall objectives of Landlord for the Building, as determined by Landlord in its reasonable discretion.

3.6 Submittal of Final Plans. Once approved by Landlord and Tenant, Landlord’s architect will submit the Allowance Improvement Final Plans to the appropriate governmental agencies for plan checking and the issuance of a building permit to the extent Landlord determines permits are required due to nature and type of the Allowance Improvements. Landlord’s architect, with Tenant’s cooperation, will make any changes to the Allowance Improvement Final Plans which are requested by the applicable governmental authorities to obtain the building permit. After approval of the Allowance Improvement Final Plans no further changes may be made without the prior written approval of both Landlord and Tenant, and then only after agreement by Tenant to pay any costs resulting from the design and/or construction of such changes (that are requested by Tenant) in excess of the Allowance. Tenant hereby acknowledges that it shall be responsible for any additional costs to be incurred in connection with any such changes and for delay in constructing the Allowance Improvements. Landlord’s approval of the Allowance Improvement Final Plans shall create no liability or responsibility on the part of Landlord for the completeness of such plans or their design sufficiency or compliance with laws.

3.7 Changes to Shell of Building. If the Allowance Improvement Final Plans or any amendment thereof or supplement thereto shall require changes in the Building shell, the increased cost of the Building shell work caused by such changes will be paid for by Tenant or charged against the “Allowance” described below.

3.8 Work Cost Estimate and Statement. Prior to the commencement of construction of any of the Allowance Improvements shown on the Allowance Improvement Final Plans, Landlord will submit to Tenant a written estimate of the cost (the “Work Cost”) to complete the Allowance Improvements, which written estimate

EXHIBIT C

will be based on the Allowance Improvement Final Plans taking into account any modifications which may be required to reflect changes in the Allowance Improvements Final Plans required by the City or County in which the Premises are located (the “Work Cost Estimate”). Tenant will either approve the Work Cost Estimate or disapprove specific items and submit to Landlord revisions to the Allowance Improvement Final Plans to reflect deletions of and/or substitutions for such disapproved items. Submission and approval of the Work Cost Estimate will proceed in accordance with the Work Schedule. Upon Tenant’s approval of the Work Cost Estimate (such approved Work Cost Estimate to be hereinafter known as the “Work Cost Statement”), Landlord will have the right to purchase materials and to commence the construction of the items included in the Work Cost Statement pursuant to Section 3.10 hereof. If the total costs reflected in the Work Cost Statement exceed the Allowance described in Section 3.9 below, Tenant agrees to pay such excess, as additional rent, within twenty (20) days after Tenant’s approval of the Work Cost Estimate. Throughout the course of construction, any differences between the estimated Work Cost in the Work Cost Statement and the actual Work Cost will be determined by Landlord and approved by Tenant, and appropriate adjustments and payments by Landlord or Tenant, as the case may be, will be made within twenty (20) days thereafter.

3.9 Payment for the Allowance Improvements.

(a) Allowance. Landlord hereby grants to Tenant a tenant improvement allowance of $45,000.00 (the “Allowance”). The Allowance is to be used only for the following costs for the Allowance Improvements (collectively, the “Construction Costs”):

(i) Payment of the cost of preparing the Allowance Improvement Space Plans and the Allowance Improvement Final Plans, including mechanical, electrical, plumbing and structural drawings and of all other aspects necessary to complete the Allowance Improvement Final Plans. The Allowance will not be used for the payment of extraordinary design work not consistent with the scope of the Building standards (i.e., above-standard design work) or for payments to any other consultants, designers or architects other than Landlord’s architect.

(ii) The payment of plan check, permit and license fees relating to construction of the Allowance Improvements.

(iii) Construction of the Allowance Improvements, including, without limitation, the following:

(aa) Installation within the Premises of all partitioning, doors, floor coverings, ceilings, wall coverings and painting, millwork and similar items;

(bb) All electrical wiring, lighting fixtures, outlets and switches, and other electrical work necessary for the Allowance Improvements;

(cc) The furnishing and installation of all duct work, terminal boxes, diffusers and accessories necessary for the heating, ventilation and air conditioning systems within the Premises for the Allowance Improvements, including the cost of meter and key control for after-hour air conditioning;

(dd) Any additional improvements to the Premises required for Tenant’s use of the Premises including, but not limited to, odor control, special heating, ventilation and air conditioning, noise or vibration control or other special systems or improvements;

(ee) All fire and life safety control systems such as fire walls, sprinklers, halon, fire alarms, including piping, wiring and accessories, necessary for the Premises;

(ff) All plumbing, fixtures, pipes and accessories necessary for the Premises;

(gg) Testing and inspection costs; and

(hh) Fees for the contractor and tenant improvement coordinator including, but not limited to, fees and costs attributable to general conditions associated with the construction of the Allowance Improvements.

(iv) All other costs to be expended by Landlord in the construction of the Allowance Improvements, including those costs incurred by Landlord for construction of elements of the Allowance Improvements in the Premises, which construction was performed by Landlord prior to the execution of this Lease by Landlord and Tenant and which construction is for the benefit of tenants and is customarily performed by Landlord prior the execution of leases for space in the Building for reasons of economics (examples of such construction would include, but not be limited to, the extension of mechanical [including heating, ventilating and air conditioning systems] and electrical distribution systems outside of the core of the Building, wall construction, column enclosures and painting outside of the core of the Building, ceiling hanger wires and window treatment).

(b) Excess Costs. The cost of each item referenced in Section 3.9(a) above shall be charged against the Allowance. If the Work Cost exceeds the Allowance, Tenant agrees to pay to Landlord such excess prior to the commencement of construction within twenty (20) days after invoice therefor (less any sums previously paid by Tenant for such excess pursuant to the Work Cost Estimate). In no event will the Allowance be

EXHIBIT C

used to pay for Tenant’s furniture, artifacts, equipment, telephone systems or any other item of personal property which is not affixed to the Premises.

(c) Changes. If, after the Allowance Improvement Final Plans have been prepared and the Work Cost Statement has been established, Tenant requires any changes or substitutions to the Allowance Improvement Final Plans, any additional costs related thereto are to be paid by Tenant to Landlord within twenty(20) days after invoice there for. Any changes to the Allowance Improvement Final Plans will be approved by Landlord and Tenant in the manner set forth in Section 3.4 above and will, if necessary, require the Work Cost Statement to be revised and agreed upon between Landlord and Tenant in the manner set forth in Section 3.8 above. Landlord will have the right to decline Tenant’s request for a change to the Allowance Improvement Final Plans if such changes are inconsistent with the provisions of this Work Letter, or if the change would unreasonably delay construction of the Allowance Improvements.

(d) Governmental Cost Increases. If increases in the cost of the Allowance Improvements as set forth in the Work Cost Statement are due to requirements of any governmental agency, Tenant agrees to pay Landlord the amount of such increase within twenty (20) days of Landlord’s written notice; provided, however, that Landlord will first apply toward any such increase any remaining balance of the Allowance.

(e) Unused Allowance Amounts. Any unused portion of the Allowance upon completion of the Allowance Improvements will not be refunded to Tenant or be available to Tenant as a credit against any obligations of Tenant under the Lease.

3.10 Construction of Allowance Improvements. Until Tenant approves the Allowance Improvement Final Plans and Work Cost Statement, Landlord will be under no obligation to cause the construction of any of the Allowance Improvements. Following Tenant’s approval of the Work Cost Statement described above and upon Tenant’s payment of the total amount by which such Work Cost Statement exceeds the Allowance, if any, Landlord’s contractor will commence and diligently proceed with the construction of the Allowance Improvements, subject to “Tenant Delays” and “Force Majeure Delays” (as such terms are hereinafter defined).

4. TENANT DELAYS. For purposes of this Work Letter, “Tenant Delays” shall mean any delay in the completion of the Office Improvements or the Allowance Improvements resulting from any or all of the following: (a) Tenant’s failure to timely perform any of its obligations’ pursuant to this Work Letter; (b) Tenant’s changes to any plans for such work, including the Allowance Improvement Space Plans and/or the Allowance Improvement Final Plans; (c) Tenant’s request for materials, finishes, or installations which are not readily available or which are incompatible with the Building standards; or (d) any other act or failure to act by Tenant, Tenant’s employees, agents, architects, independent contractors, consultants and/or any other person performing or required to perform services on behalf of Tenant.

5. FORCE MAJEURE DELAYS. For purposes of this Work Letter, “Force Majeure Delays” shall mean any actual delay beyond the reasonable control of Landlord in the construction of any of the Office Improvements or the Allowance Improvements, which is not a Tenant Delay and which is caused by any of the causes described in Section 31.17 of the Lease.

6 CONSTRUCTION REPRESENTATIVES. Landlord hereby appoints the following person(s) as Landlord’s representative (“Landlord’s Representative”) to act for Landlord in all matters covered by this Work Letter Agreement: Mike DeArmey.

Tenant hereby appoints the following person(s) as Tenant’s representative (“Tenant’s Representative”) to act for Tenant in all matters covered by this Work Letter Agreement: Aidan Cullen.

All communications with respect to the matters covered by this Work Letter Agreement are made to Landlord’s Representative or Tenant’s Representative, as the case may be, in writing in compliance with the notice provisions of the Lease. Either party may change its representative under this Work Letter Agreement at any time by written notice to the other party in compliance with the notice provisions of the Lease.

7. WORK INCONVENIENCE. Tenant acknowledges and accepts the various inconveniences that may be associated with the use of the Premises during the construction of the Tenant Improvements, such as construction obstacles, noise and debris, the passage of work crews, uneven air conditioning service and other typical conditions incident to the construction of improvements. Tenant agrees that such inconveniences and annoyances shall not give Tenant any rights against Landlord pursuant to the Lease. During the construction of the Tenant Improvements, Tenant shall continue to pay Monthly Base Rent, Additional Rent and all other charges and sums required under the Lease. Tenant acknowledges and agrees that Landlord and its contractors and all subcontractors and workers shall have access to the Premises at all times, including during normal business hours, to construct the Tenant Improvements. At its expense, Tenant shall be responsible for moving any of its furniture, fixtures, computers and equipment in order for such work to be done and for moving such items back when the work has been completed.

EXHIBIT C

SCHEDULE 1 PLANS FOR OFFICE IMPROVEMENTS

EXHIBIT C

EXHIBIT D

NOTICE OF LEASE TERM DATES

Date:

To:

Re:	dated (“Lease”) by and between LBA Realty Fund II -WBP II, LLC, a Delaware limited liability company (“Landlord”) and Gigamon LLC, a Delaware limited liability company (“Tenant”) for the premises commonly known as Suite , 598 Gibraltar Drive, Milpitas, California (“Premises”).

Dear:

In accordance with the above-referenced Lease, we wish to advise and/or confirm as follows:

•	That Tenant has accepted and is in possession of the Premises and acknowledges the following:

•	Term of the Lease:

•	Commencement Date:

•	Expiration Date:

•	Rentable Square Feet:

•	Tenant’s Percentage of the Building:

•	That in accordance with the Lease, rental payments have commenced on and rent is payable in accordance with the following schedule:

Months	Monthly Base Rent

•	Rent is due and payable in advance on the first day of each and every month during the Term of the Lease.

Your rent checks should be made payable to:

ACCEPTED AND AGREED

TENANT:	LANDLORD:

a,	a,

By:	By:
Print Name:
Its:

EXHIBIT D

EXHIBIT E

RULES AND REGULATIONS

1. Tenant shall not place anything or allow anything to be placed near the glass of any window, door, partition or wall which may appear unsightly from outside the Premises. No awnings or other projection shall be attached to the outside walls of the Building without the prior written consent of Landlord. No curtains, blinds, shades or screens shall be attached to or hung in, or used in connection with, any window or door of the Premises, other than Building standard materials, without the prior written consent of Landlord.

2. Tenant shall not obstruct any sidewalks, halls, passages, exits, entrances, elevators, escalators or stairways of the Building. The halls, passages, exits, entrances, elevators, escalators and stairways are not for the general public, and Landlord shall in all cases retain the right to control and prevent access thereto of all persons whose presence in the reasonable judgment of Landlord would be prejudicial to the safety, character, reputation and interests of the Building and its tenants; provided, that nothing herein contained shall be construed to prevent such access to persons with whom any tenant normally deals in the ordinary course of its business, unless such persons are engaged in illegal activities. Tenant and no employee, invitee, agent, licensee or contractor of Tenant shall be entitled to use any portion of the roof of the Building Without the prior written consent of Landlord.

3. Tenant shall not cause any unnecessary janitorial labor by carelessness or indifference to the good order and cleanliness of the Premises.

4. Landlord will furnish Tenant, free of charge, with two keys to each door lock in the Premises. Landlord may impose a reasonable charge for any additional keys. Tenant shall not alter any lock or install a new additional lock or bolt on any door or window of its Premises. Tenant, upon termination of its tenancy, shall deliver to Landlord the keys of all doors which have been furnished to, or otherwise procured by Tenant, and, in the event of loss of any keys, shall pay Landlord the cost of replacing the same or of changing the lock or locks opened by such lost key if Landlord shall deem it necessary to make such change.

5. Any burglar alarms or other life safety systems shall not be installed in the Premises except with the approval and under the direction of Landlord.

6. Tenant shall not place a load upon any floor of the Premises which exceeds the load per square foot which such floor was designed to carry and which is allowed by Law. Heavy objects, if such objects are considered necessary by Tenant, as determined by Landlord, shall stand on such platforms as determined by Landlord to be necessary to properly distribute the weight. Business machines and mechanical equipment which cause noise or vibration that may be transmitted to the structure of the Building or to any space therein to such a degree as to be objectionable to Landlord shall be placed and maintained by Tenant, at Tenant’s expense, on vibration eliminators or other devices sufficient to eliminate noise or vibration. Landlord will not be responsible for loss of, or damage to, any such equipment or other property from any cause, and all damage done to the Building by maintaining or moving such equipment or other property shall be repaired at the expense of Tenant.

7. Tenant shall not use or keep in the Premises any kerosene, gasoline or inflammable or combustible fluid or material other than those limited quantities necessary for the operation or maintenance of its equipment. Tenant shall not use or permit to be used in the Premises any foul or noxious gas or substance, or permit or allow the Premises to be occupied or used in a manner offensive or objectionable to Landlord by reason of noise, odors or vibrations, nor shall Tenant keep in or about the Premises any birds or animals overnight.

8. Tenant shall not use any method of heating or air-conditioning other than that approved by Landlord.

9. Landlord reserves the right from time to time, in Landlord’s reasonable discretion, exercisable without prior notice and without liability to Tenant, to: (a) name or change the name of the Building or Property; (b) change the address of the Building only if required by the local governmental authority, and/or (c) install, replace or change any signs in, on or about the Property (except for Tenant’s signs, if any, which are expressly permitted by the Lease).

10. Landlord reserves the right to prevent access to the Building in case of invasion, mob, riot, public excitement or other commotion by closing the doors or by other appropriate action.

11. The toilet rooms, toilets, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed, and no foreign substances of any kind whatsoever shall be thrown therein.

EXHIBIT E

12. Tenant shall not use the Premises for any business or activity other than that specifically provided for in the Lease.

13. Tenant shall not install any radio or television antenna, loudspeaker or other device on the roof or exterior walls of the Building without the prior written consent of Landlord. Tenant shall not interfere with radio or television broadcasting or reception from or in the Building or elsewhere.

14. Except as expressly permitted in the Lease, Tenant shall not mark, drive nails, screw or drill into the partitions, window mullions, woodwork or plaster, or in any way deface the Premises or any part thereof, except to install normal wall hangings. Tenant shall repair any damage resulting from noncompliance under this rule.

15. Tenant shall store all its trash and garbage within the trash receptacles for the Building or Property. Tenant shall not place in any trash box or receptacle any material which cannot be disposed of in the ordinary and customary manner of trash and garbage disposal. All garbage and refuse disposal shall be made in accordance with directions reasonably issued from time to time by Landlord.

16. The Premises shall not be used for the storage of merchandise held for sale to the general public, or for lodging of any kind. No cooking shall be done or permitted by Tenant on the Premises, except that use by Tenant of Underwriters’ Laboratory-approved equipment for brewing coffee, tea, hot chocolate and similar beverages shall be permitted and the use of a microwave, toaster, and toaster oven, shall be permitted, provided that such equipment and use is in accordance with all applicable federal, state, county and city laws, codes, ordinances, rules and regulations.

17. Tenant may use such material-handling equipment as fork lifts, hand truck, pallet jacks, wheeled racks and carts, etc, that are necessary in the course of its business. Tenant shall not bring any other vehicles of any kind into the Building.

18. Tenant shall not use the name of the Building in connection with, or in promoting or advertising, the business of Tenant, except for Tenant’s address.

19. Tenant agrees that it shall comply with all fire and security regulations that may be issued from time to time by Landlord, and Tenant also shall provide Landlord with the name of a designated responsible employee to represent Tenant in all matters pertaining to such fire or security regulations. Tenant shall cooperate fully with Landlord in all matters concerning fire and other emergency procedures.

20. Tenant assumes any and all responsibility for protecting its Premises from theft, robbery and pilferage. Such responsibility shall include keeping doors locked and other means of entry to the Premises closed.

21. Landlord reserves the right to make such other and reasonable Rules and Regulations as, in its judgment, may from time to time be needed for safety, security, care and cleanliness of the Property and/or Building and for the preservation of good order therein. Tenant agrees to abide by all such Rules and Regulations hereinabove stated and any additional rules and regulations which are adopted.

22. Tenant shall be responsible for the observance of all of the foregoing rules by Tenant’s employees, agents, clients, customers, invitees or guests.

23. Tenant shall not lay linoleum, tile, carpet or other similar floor covering so that the same shall be affixed to the floor of the Premises in any manner except by a paste, or other material which may easily be removed with water, the use of cement or other similar adhesive materials being expressly prohibited. The method of affixing any such linoleum, tile, carpet or other similar floor covering shall be subject to the approval of Landlord. The expense of repairing any damage resulting from a violation of this rule shall be borne by Tenant.

24. Tenant shall not without Landlord’s consent, which may be given or withheld in Landlord’s sole and absolute discretion, receive, store, discharge, or transport firearms, ammunition, or weapons or explosives of any kind or nature at, on or from the Premises, the Building or the Project.

PARKING RULES AND REGULATIONS

In addition to the parking provisions contained in the Lease to which this Exhibit “E” is attached, the following rules and regulations shall apply with respect to the use of the Building’s parking facilities.

1. Every parker is required to park and lock his/her own vehicle. All responsibility for damage to or loss of vehicles is assumed by the parker and Landlord shall not be responsible for any such damage or loss by water, fire, defective brakes, the act or omissions of others, theft, or for any other cause.

EXHIBIT E

2. Tenant shall not park or permit its employees to park in any parking areas designated by Landlord as areas for parking by visitors to the Property. Tenant shall not leave vehicles in the parking areas overnight for any extended period of time, nor park any vehicles in the parking areas other than automobiles, motorcycles, motor driven or non-motor driven bicycles or four wheeled trucks, vans and SUV’s.

3. Parking stickers or any other device or form of identification supplied by Landlord as a condition of use of the parking facilities shall remain the property of Landlord. Such parking identification device must be displayed as requested and may not be mutilated in any manner. The serial number of the parking identification device may not be obliterated. Devices are not transferable and any device in the possession of an unauthorized holder will be void.

4. No extended term storage of vehicles shall be permitted.

5. Vehicles must be parked entirely within painted stall lines of a single parking stall.

6. All directional signs and arrows must be observed.

7. The speed limit within all parking areas shall be five (5) miles per hour.

8. Parking is prohibited: (a) in areas not striped for parking; (b) in aisles; (c) where “no parking” signs are posted; (d) on ramps; (e) in cross-hatched areas; and (f) in reserved spaces and in such other areas as may be designated by Landlord or Landlord’s parking operator.

9. Loss or theft of parking identification devices must be reported to the Management Office immediately, and a lost or stolen report must be filed by the Tenant or user of such parking identification device at the time. Landlord has the right to exclude any vehicle from the parking facilities that does not have an identification device.

10. Any parking identification devices reported lost or stolen found on any unauthorized car will be confiscated and the illegal holder will be subject to prosecution.

11. Washing, waxing, cleaning or servicing of any vehicle in any area not specifically reserved for such purpose is prohibited.

12. The parking operators, managers or attendants are not authorized to make or allow any exceptions to these rules and regulations.

13. ‘If the Lease terminates for any reason whatsoever, Tenant’s right to park in the parking facilities shall terminate concurrently therewith.

14. Landlord reserves the right to modify and/or adopt such other reasonable and non-discriminatory rules and regulations for the parking facilities as it deems necessary for the operation of the parking facilities. Landlord may refuse to permit any person who violates these rules to park in the parking facilities, and any violation of the rules shall subject the vehicle to removal, at such vehicle owner’s expense.

EXHIBIT E

EXHIBIT F

ESTOPPEL CERTIFICATE

The undersigned (“Tenant”) hereby certifies to                      (“Landlord”), and                     , as follows:

1. Attached hereto is a true, correct and complete copy of that certain Lease dated                     , between Landlord and Tenant (the “Lease”), for the premises commonly known as                                          (the “Premises”). The Lease is now in full force and effect and has not been amended, modified or supplemented, except as set forth in Section 6 below.

2. The term of the Lease commenced on                     ,     .

3. The term of the Lease is currently scheduled to expire on                     ,     .

4. Tenant has no option to renew or extend the Term of the Lease except:

5. Tenant has no preferential right to purchase the Premises or any portion of the Building/Premises except:                                         .

6. The Lease has: (Initial One)

(    ) not been amended, modified, supplemented, extended, renewed or assigned.

(    ) been amended, modified, supplemented, extended, renewed or assigned by the following described agreements, copies of which are attached hereto:

7. Tenant has accepted and is now in possession of the Premises and has not sublet, assigned or encumbered the Lease, the Premises or any portion thereof except as follows:

8. The current Base Rent is $            ; and current monthly parking charges are $            .

9. The amount of security deposit (if any) is $            . No other security deposits have been made.

10. All rental payments payable by Tenant have been paid in full as of the date hereof. No rent under the Lease has been paid for more than thirty (30) days in advance of its due date.

11. All work required to be performed by Landlord under the Lease has been completed and has been accepted by Tenant, and all tenant improvement allowances have been paid in full except                     .

12. As of the date hereof, Tenant is not aware of any defaults on the part of Landlord under the Lease except                                         .

13. As of the date hereof, there are no defaults on the part of Tenant under the Lease.

14. Tenant has no defense as to its obligations under the Lease and claims no set-off or counterclaim against Landlord.

15. Tenant has no right to any concession (rental or otherwise) or similar compensation in connection with renting the space it occupies, except as expressly provided in the Lease.

16. All insurance required of Tenant under the Lease has been provided by Tenant and all premiums have been paid.

17. There has not been filed by or against Tenant a petition in bankruptcy, voluntary or otherwise, any assignment for the benefit of creditors, any petition seeking reorganization or arrangement under the bankruptcy laws of the United States or any state thereof, or any other action brought pursuant to such bankruptcy laws with respect to Tenant.

18. Tenant pays rent due Landlord under the Lease to Landlord and does not have any knowledge of any other person who has any right to such rents by collateral assignment or otherwise.

The foregoing certification is made with the knowledge that                                          is about to [fund a loan to Landlord or purchase the Building from Landlord], and that                                  is relying upon the representations herein made in [funding such loan or purchasing the Building].

Dated:	, .

	“TENANT”	By:
Print Name:
Its:

EXHIBIT F

EXHIBIT G

TENANT ENVIRONMENTAL QUESTIONNAIRE

The purpose of this form is to obtain information regarding the use or proposed use of hazardous materials at the premises. Prospective tenants should answer the questions in light of their proposed operations at the premises. Existing tenants should answer the questions as they relate to ongoing operations at the premises and should update any information previously submitted. If additional space is needed to answer the questions, you may attach separate sheets of paper to this form.

Your cooperation in this matter is appreciated.

1.	GENERAL INFORMATION

Name of Responding Company: GIGAMON LLC.

Check the Applicable Status:    Prospective Tenant  ☒    Existing Tenant  ☐

Mailing Address: 736 South Hillview Drive, Milpitas, CA

Contact Person and Title: Aidan Cullen

Telephone Number: (408) 263-2022 x 253

Address of Leased Premises:

Length of Term:

Describe the proposed operations to take place on the premises, including principal products manufactured or services to be conducted. Existing tenants should describe any proposed changes to ongoing operations.

2.	STORAGE OF HAZARDOUS MATERIALS

2.1	Will any hazardous materials be used or stored on-site?

Wastes	Yes	☐	No	☒

Chemical Products	Yes	☐	No	☒

2.2	Attach a list of any hazardous materials to be used or stored, the quantities that will be on-site at any given time, and the location and method of storage (e.g., 55-gallon drums on concrete pad).

3.	STORAGE TANKS AND SUMPS

3.1	Is any above or below ground storage of gasoline, diesel or other hazardous substances in tanks or sumps proposed or currently conducted at the premises?

Yes  ☐        No  ☒

If yes, describe the materials to be stored, and the type, size and construction of the sump or tank. Attach copies of any permits obtained for the storage of such substances.

3.2	Have any of the tanks or sumps been inspected or tested for leakage?

Yes  ☐        No  ☒

If so, attach the results.

3.3	Have any spills or leaks occurred from such tanks or sumps?

Yes  ☐         No  ☒

EXHIBIT G

If so, describe.

3.4	Were any regulatory agencies notified of the spill or leak?

Yes  ☐        No  ☒

If so, attach copies of any spill reports filed, any clearance letters or other correspondence from regulatory agencies relating to the spill or leak.

3.5	Have any underground storage tanks or sumps been taken out of service or removed?

Yes  ☐        No  ☒

If yes, attach copies of any closure permits and clearance obtained from regulatory agencies relating to closure and removal of such tanks.

4.	SPILLS

4.1	During the past year, have any spills occurred at the premises?

Yes  ☐        No  ☒

If yes, please describe the location of the spill.

4.2	Were any agencies notified in connection with such spills?

Yes  ☐        No  ☒

If yes, attach copies of any spill reports or other correspondence with regulatory agencies.

4.3	Were any clean-up actions undertaken in connection with the spills?

Yes  ☐        No  ☒

Attach copies of any clearance letters obtained from any regulatory agencies involved and the results of any final soil or groundwater sampling done upon completion of the clean-up work.

5.	WASTE MANAGEMENT

5.1	Has your company been issued an EPA Hazardous Waste Generator I.D. Number?

Yes  ☐        No  ☒

5.2	Has your company filed a biennial report as a hazardous waste generator?

Yes  ☐        No  ☒

If so, attach a copy of the most recent report filed.

5.3	Attach a list of the hazardous wastes, if any, generated or to be generated at the premises, its hazard class and the quantity generated on a monthly basis.

5.4	Describe the method(s) of disposal for each waste. Indicate where and how often disposal will take place.

NA	On-site treatment or recovery

NA	Discharged to sewer

NA	Transported and disposed of off-site

NA	Incinerator

EXHIBIT G

2

5.5	Indicate the name of the person(s) responsible for maintaining copies of hazardous waste manifests completed for off-site shipments of hazardous waste.

5.6	Is any treatment of processing of hazardous wastes currently conducted or proposed to be conducted at the premises:

Yes  ☐        No  ☒

If yes, please describe any existing or proposed treatment methods.

5.7	Attach copies of any hazardous waste permits or licenses issued to your company with respect to its operations at the premises.

6.	WASTEWATER TREATMENT/DISCHARGE

6.1	Do you discharge wastewater to:

NA    storm drain?           NA    sewer?

NA    surface water?        NA    no industrial discharge

6.2	Is your wastewater treated before discharge?

Yes  ☐        No  ☒

If yes, describe the type of treatment conducted.

6.3	Attach copies of any wastewater discharge permits issued to your company with respect to its operations at the premises.

7.	AIR DISCHARGES

7.1	Do you have any filtration systems or stacks that discharge into the air?

Yes  ☐        No  ☒

7.2	Do you operate any of the following types of equipment or any other equipment requiring an air emissions permit?

NA	Spray booth

NA	Dip tank

NA	Drying oven

NA	Incinerator

NA	Other (please describe)

NA	No equipment requiring air permits

7.3	Are air emissions from your operations monitored?

Yes  ☐        No  ☐

If so, indicate the frequency of monitoring and a description of the monitoring results.

7.4	Attach copies of any air emissions permits pertaining to your operations at the premises.

8.	HAZARDOUS MATERIALS DISCLOSURES

8.1	Does your company handle hazardous materials in a quantity equal to or exceeding an aggregate of 500 pounds, 55 gallons, or 200 cubic feet per month?

EXHIBIT G

3

Yes  ☐        No  ☒

8.2	Has your company prepared a hazardous materials management plan pursuant to any applicable requirements of a local fire department or governmental agency?

Yes  ☐        No  ☒

If so, attach a copy of the business plan.

8.3	Has your company adopted any voluntary environmental, health or safety program?

Yes  ☐        No  ☒

If so, attach a copy of the program.

9.	ENFORCEMENT ACTIONS, COMPLAINTS

9.1	Has your company ever been subject to any agency enforcement actions, administrative orders, or consent decrees?

Yes  ☐        No  ☒

If so, describe the actions and any continuing compliance obligations imposed as a result of these actions.

9.2	Has your company ever received requests for information, notice or demand letters, or any other inquiries regarding its operations?

Yes  ☐        No  ☒

9.3	Have there ever been, or are there now pending, any lawsuits against the company regarding any environmental or health and safety concerns?

Yes  ☐        No  ☒

9.4	Has an environmental audit ever been conducted at your company’s current facility?

Yes  ☐        No  ☒

If so, identify who conducted the audit and when it was conducted.

Tenant:	GIGAMON LLC, a Delaware limited liability company

	By:	/s/ Aidan Cullen
	Name:	AIDAN CULLEN
	Its:	CHIEF FINANCIAL OFFICER

EXHIBIT G

4

EXTENSION OPTION

RIDER NO. 1 TO LEASE

This Rider No. 1 is made and entered into by and between LBA REALTY FUND II – WBP II, LLC, a Delaware limited liability company (“Landlord”), and GIGAMON LLC, a Delaware limited liability company (“Tenant”), as of the day and year of the Lease between Landlord and Tenant to which this Rider No. 1 is attached. Landlord and Tenant hereby agree that, notwithstanding anything contained in the Lease to the contrary, the provisions set forth below shall be deemed to be part of the Lease and shall supersede any inconsistent provisions of the Lease. All references in the Lease and in this Rider No. 1 to the “Lease” shall be construed to mean the Lease (and all Exhibits and Riders attached thereto), as amended and supplemented by this Rider No. 1. All capitalized terms not defined in this Rider No. 1 shall have the same meaning as set forth in the Lease.

1. Landlord hereby grants to Tenant one (1) option (the “Extension Option”) to extend the initial Term of the Lease for three (3) years (the “Option Term”), on the same terms, covenants and conditions as provided for in the Lease during the initial Term, except that (i) any work performed and concession provided by Landlord, including without limitation any free or reduced Rent or any reduction in Tenant’s Percentage, in connection with the initial Term shall not apply during the Option Term, (ii) Tenant shall not be entitled to any additional or further right to extend the Term, (iii) the Early Termination Right provided in Rider No. 3 shall not apply, and (iv) the Monthly Base Rent shall be the “fair market rental rate” as defined and determined in accordance with the provisions of the Fair Market Rental Rate Rider attached to the Lease as Rider No. 2.

2. An Extension Option must be exercised, if at all, by written notice (“Extension Notice”) delivered by Tenant to Landlord no sooner than that date which is twelve (12) months and no later than that date which is nine(9) months prior to the expiration of the initial Term of the Lease. Provided Tenant has properly and timely exercised the Extension Option, the Term of the Lease shall be extended by the Option Term, and all terms, covenants and conditions of the Lease shall remain unmodified and in full force and effect, except that the Monthly Base Rent shall be as set forth above, and except as provided in this Rider No. 1.

RIDER NO. 1

FAIR MARKET RENTAL RATE

RIDER NO. 2 TO LEASE

This Rider No. 2 is made and entered into by and between LBA REALTY FUND II – WBP II, LLC, a Delaware limited liability company (“Landlord”), and GIGAMON LLC, a Delaware limited liability company (“Tenant”), as of the day and year of the Lease between Landlord and Tenant to which this Rider No. 2 is attached. Landlord and Tenant hereby agree that, notwithstanding anything contained in the Lease to the contrary, the provisions set forth below shall be deemed to be part of the Lease and shall supersede any inconsistent provisions of the Lease. All references in the Lease and in this Rider No. 2 to the “Lease” shall be construed to mean the Lease (and all Exhibits and Riders attached thereto), as amended and supplemented by this Rider No. 2. All capitalized terms not defined in this Rider No. 2 shall have the same meaning as set forth in the Lease.

1. The term “fair market rental rate” as used in this Rider No. 2 and any Rider attached to the Lease means the annual amount per square foot, projected for each year of the Option Term (including annual adjustments), that a willing, non-equity tenant {excluding sublease and assignment transactions) would pay, and a willing landlord of a comparable quality building located in the Milpitas, California area would accept, in an arm’s length transaction (what Landlord is accepting in, then current transactions for the Building may be used for purposes of projecting rent for the Option Term), for space of comparable size, quality and floor height as the Premises, taking into account the age, quality and layout of the existing improvements in the Premises, and taking into account items that professional real estate brokers or professional real estate appraisers customarily consider, including, but not limited to, rental rates, space availability, tenant size, tenant improvement allowances, parking charges and any other lease considerations, if any, then being charged or granted by Landlord or the lessors of such similar buildings under similar triple net leases.

2. The Option Term’s initial Monthly Base Rent is to be based on the fair market rental rate for the Premises. Landlord shall provide written notice of Landlord’s determination of the fair market rental rate not later than thirty (30) days after Landlord’s receipt of Tenant’s Exercise Notice. Tenant shall have fifteen (15) days (“Tenant’s Review Period”) after receipt of Landlord’s notice of the fair market rental rate within which to accept such fair market rental rate or to reasonably object thereto in writing. Failure of Tenant to so object to the fair market rental rate submitted by Landlord in writing within Tenant’s Review Period shall conclusively be deemed Tenant’s disapproval thereof. If within Tenant’s Review Period Tenant reasonably objects to or is deemed to have disapproved the fair market rental rate submitted by Landlord, Landlord and Tenant will meet together with their respective legal counsel to present and discuss their individual determinations of the fair market rental rate for the Premises under the parameters set forth in Paragraph 1 above and shall diligently and in good faith attempt to negotiate a rental rate on the basis of such individual determinations. Such meeting shall occur no later than ten (10) days after the expiration of Tenant’s Review Period. The parties shall each provide the other with such supporting information and documentation as they deem appropriate. At such meeting if Landlord and Tenant are unable to agree upon the fair market rental rate, they shall each submit to the other their respective best and final offer as to the fair market rental rate. If Landlord and Tenant fail to reach agreement on such fair market rental rate within five (5) business days following such a meeting (the “Outside Agreement Date”), “I fair market rental rate shall be determined by appraisal procedure set forth in Section 3 below.

3. (a) Landlord and Tenant shall each appoint one (1) independent appraiser who shall by profession be an M.A.I. certified real estate appraiser who shall have been active over the ten (10) year period ending on the date of such appointment in the leasing of commercial (including office) properties in the Milpitas, California area. The determination of the appraisers shall be limited solely to the issue of whether Landlord’s or Tenant’s last proposed (as of the Outside Agreement Date) best and final fair market rental rate for the Premises is the closest to the actual fair market rental rate for the Premises as determined by the appraisers, taking into account the requirements specified in Section 1 above. Each such appraiser shall be appointed within ten (10) business days after the Outside Agreement Date.

(b) The two (2) appraisers so appointed shall within ten (10) business days after the date of the appointment of the last appointed appraiser agree upon and appoint a third impartial appraiser who shall be qualified under the same criteria set forth hereinabove for qualification of the initial two (2) appraisers.

(c) The three (3) appraisers shall within ten (10) business days after the appointment of the third appraiser reach a decision as to whether the parties shall use Landlord’s or Tenant’s submitted best and final fair market rental rate, and shall notify Landlord and Tenant thereof. During such ten (10) business day period, Landlord and Tenant may submit to the appraisers such information and documentation to support their respective positions as they shall deem reasonably relevant and Landlord and Tenant may each appear before the appraisers jointly to question and respond to questions from the appraisers.

(d) The decision of the majority of the three (3) appraisers shall be binding upon Landlord and Tenant and neither party shall have the right to reject the decision or to undo the exercise of the applicable Option. If either Landlord or Tenant fails to appoint an appraiser within the time period specified in Section 3(a) hereinabove, the appraiser appointed by one of them shall within ten (10) business days following the date on which the party failing to appoint an appraiser could have last appointed such appraiser reach a decision based upon the same procedures as set forth above (i.e., by selecting either Landlord’s or Tenant’s submitted best and final fair market rental rate), and shall notify Landlord and Tenant thereof, and such appraiser’s decision shall be binding upon Landlord and Tenant and neither party shall have the right to reject the decision or to undo the exercise of the Extension Option.

RIDER NO. 2

1

(e) If the two (2) appraisers fail to agree upon and appoint a third appraiser, either party, upon ten (10) days written notice to the other party, can apply to the Presiding Judge of the Superior Court of Santa Clara County to appoint a third appraiser meeting the qualifications set forth herein. The third appraiser, however, selected shall be a person who has not previously acted in any capacity for either party.

(f) The cost of each party’s appraiser shall be the responsibility of the party selecting such appraiser, and the cost of the third appraiser (or arbitration, if necessary) shall be shared equally by Landlord and Tenant.

(g) If the process described hereinabove has not resulted in a selection of either Landlord’s or Tenant’s submitted best and final fair market rental rate by the commencement of the Option Term, then the fair market rental rate estimated by Landlord will be used until the appraiser(s) reach a decision, with an appropriate rental credit and other adjustments for any overpayments of Monthly Base Rent or other amounts if the appraisers select Tenant’s submitted best and final estimate of the fair market rental rate. The parties shall enter into an amendment to this Lease confirming the Option Term and the terms of the decision.

RIDER NO. 2

RIDER NO. 3

TENANT’S EARLY TERMINATION RIGHT

This Rider No. 3 is made and entered into by and between LBA REALTY FUND II – WBP II, LLC, a Delaware limited liability company (“Landlord”), and GIGAMON LLC, a Delaware limited liability company (“Tenant”), as of the day and year of the Lease between Landlord and Tenant to which this Rider No. 3 is attached. Landlord and Tenant hereby agree that, notwithstanding anything contained in the Lease to the contrary, the provisions set forth below shall be deemed to be part of the Lease and shall supersede any inconsistent provisions of the Lease. All references in the Lease and in this Rider No. 3 to the “Lease” shall be construed to mean the Lease (and all Exhibits and Riders attached thereto), as amended and supplemented by this Rider No. 3. All capitalized terms not defined in this Rider No. 3 shall have the same meaning as set forth in the Lease.

1. Early Termination. Tenant shall have an ongoing right to an early termination of the Term (the “Termination Right”) effective as of the end of the 48th month following the Commencement Date of the initial Term (the “Early Termination Date”) by providing unconditional and irrevocable written notice (the “Early Termination Notice”) to Landlord at least one hundred eighty (180) days prior to the Early Termination Date and by paying to Landlord concurrent with the delivery of the Early Termination Notice of an early termination payment of two hundred fifty thousand dollars ($250,000.00). Tenant’s Termination Right is contingent on the conditions that (i) Tenant strictly complies with the other terms and conditions set forth herein, and (ii) no uncured default by Tenant under the Lease exists as of the date Tenant elects to exercise the Termination Right. The early termination payment shall be retained by Landlord as its properly and is not applicable to any rent or other sums that may be due from Tenant under the Lease. Tenant’s Termination Right is personal to the original party signing the Lease as Tenant and any Permitted Transferee (as defined in Section 20.6 of the Lease), and may not be transferred or assigned to or exercised by any other party.

RIDER NO. 3

1

RIDER NO. 4

USE OF LANDLORD’S PERSONAL PROPERTY AT THE PREMISES

This Rider No. 4 is made and entered into by and between LBA REALTY FUND II – WBP II, LLC, a Delaware limited liability company (“Landlord”), and GIGAMON LLC, a Delaware limited liability company (“Tenant”), as of the day and year of the Lease between Landlord and Tenant to which this Rider No. 4 is attached. Landlord and Tenant hereby agree that, notwithstanding anything contained in the Lease to the contrary, the provisions set forth below shall be deemed to be part of the Lease and shall supersede any inconsistent provisions of the Lease. All references in the Lease and in this Rider No. 4 to the “Lease” shall be construed to mean the Lease (and all Exhibits and Riders attached thereto), as amended and supplemented by this Rider No. 4. All capitalized terms not defined in this Rider No. 4 shall have the same meaning as set forth in the Lease.

1. Personal Property. The furniture and personal property referred to in Schedule A (“Personal Property”) attached hereto is located in the Premises and Tenant may use such Personal Property during the Term while Tenant is leasing and occupying all of the Premises. Tenant shall not remove any of the Personal Property from the Premises. Landlord makes no representation or warranty whatsoever with respect to the condition of the Personal Property or its suitability for Tenant’s use, such use to be on an “as-is” basis. Landlord shall not be responsible for any defect, whether latent or patent, in the Personal Property. Landlord will not be responsible to repair, maintain or replace any of the Personal Property, even if any of the Personal Property is damaged by any casualty. If the Lease Term is terminated for any reason, including, without limitation, due to a default by Tenant, a casualty or condemnation, Tenant shall have no right to any of the Personal Property. Tenant shall be responsible for any damage to the Personal Property subject to reasonable wear and tear, except if caused by Landlord or any of Landlord’s Parties. The Personal Property shall remain the property of Landlord, but Landlord shall not be obligated to repair or replace such Personal Property, or any part thereof, whether any such Personal Property is damaged by any casualty or is lost or stolen. Tenant shall return the Personal Property to Landlord in the same condition as received, ordinary wear and tear and damage from casualty or condemnation excepted conditioned on the obligation of Tenant to use the Furniture in a careful and proper manner and to clean and repair the Personal Property in the manner necessary to maintain the Personal Property in the condition it was initially provided to Tenant. Tenant shall be liable for any damage to the Personal Property and solely responsible for all costs associated with the maintenance, cleaning and repair of the Personal Property.

2. Personal Property Tax. Tenant shall pay as additional rent for any personal property tax or similar tax imposed by any governmental authority for the Personal Property. Tenant shall pay Landlord for the amount of such tax within ten (10) days after notice from Landlord of the amount of such tax. If such tax is included with any other personal property of Landlord at the Property or is included in any real estate tax for the Property, Landlord shall provide Tenant with an estimate of the tax applicable to the Property, which Tenant shall pay to Landlord within ten (10) days after receipt of notice from landlord of the amount due.

RIDER NO. 4

1

SCHEDULE A TO RIDER NO. 4

LIST OF LANDLORD’S PERSONAL PROPERTY AT THE PREMISES

1.	1 reception desk
2.	2 sectional couches; magazine rack; 2 coffee tables; 2 floral arrangements
3.	130 cubicles
4.	222 swivel desk chairs
5.	60 side chairs
6.	2 light wood conference room tables; 1 cherry wood conference room table approx. 20’.
7.	6 rectangular wood tables
8.	Approximately 133 phones
9.	2 smart boards
10.	7 small round wood tables
11.	2 wooden file: cabinets
12.	4 wood book cases
13.	1 wood desk with left hand return
14.	11 metal cabinets
15.	19 metal filing cabinets
16.	3 metal desks
17.	2 metal mail sorters
18.	3 metal 9’ shelving units
19.	4 work tables
20.	3 light wood desks
21.	1 cherry wood cabinet
22.	1 cherry wood credenza
23.	1 cherry wood podium, 1 oak podium
24.	1 cherry wood dry erase board
25.	2 retractable projection screen
26.	1 pull down projection screen
27.	12 round tables
28.	43 plastic/metal chairs
29.	2 wood credenzas
30.	1 UPS system 100KVA/80KW
31.	1 Security Access Control System w/3 outside cameras.
32.	6 networking racks (pre-wired)
33.	7 black computer equipment racks
34.	2 pallet jacks
35.	1 industrial scale
36.	1 large fan

RIDER NO. 3

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